Exhibit 99.1

FRANK M. FLANSBURG III, ESQ., Nevada Bar No. 6974

fflansburg@bhfs.com

CONNOR H. SHEA, ESQ. Nevada Bar No. 14516

cshea@bhfs.com

BROWNSTEIN HYATT FARBER SCHRECK, LLP

100 North City Parkway, Suite 1600

Las Vegas, NV 89106-4614

Telephone: 702.382.2101

Facsimile: 702.382.8135

BROOK B. ROBERTS, ESQ. (Pro Hac Vice forthcoming)

brook.roberts@lw.com

LATHAM & WATKINS LLP

12670 High Bluff Drive

San Diego, California 92130

Telephone: (858) 523-5400

Facsimile: (858) 523-5450

Attorneys for Plaintiff

[Additional Counsel Listed on Signature Page]

Electronically Filed 3/19/2021 8:55 PM Steven D. Grierson CLERK OF THE COURT /s/ Steven D. Grierson CASE NO: A-21-831477-B Department 16

DISTRICT COURT

CLARK COUNTY, NEVADA

CAESARS ENTERTAINMENT, INC.	CASE NO.:
DEPT NO.:

Plaintiff,

COMPLAINT AND DEMAND FOR JURY TRIAL
vs.

ACE AMERICAN INSURANCE COMPANY;

ALLIANZ GLOBAL CORPORATE & SPECIALTY SE;

AMERICAN GUARANTEE AND

LIABILITY INSURANCE COMPANY;

AMERICAN INTERNATIONAL GROUP UK;

ASPEN SPECIALTY INSURANCE COMPANY;

ASSICURAZIONI GENERALI S.P.A;

ATEGRITY SPECIALTY INSURANCE COMPANY;

AVIVA INSURANCE LIMITED;

AXIS SURPLUS INSURANCE COMPANY;

Exempt from Arbitration:
Business Court Matter
Declaratory Relief Sought and Amount in Controversy Greater Than $50,000

Business Court Requested:
EDCR 1.61 – Business Tort
Claim/Enhanced Case Management

CANOPIUS UNDERWRITING AGENCY INC.;

CHINA LIFE PROPERTY & INSURANCE COMPANY, JILIN PROVINCE BRANCH;

CHUBB CUSTOM INSURANCE COMPANY;

COLONY INSURANCE COMPANY;

CRUM & FORSTER SPECIALTY INSURANCE COMPANY;

ENDURANCE AMERICAN SPECIALTY INSURANCE COMPANY;

EVANSTON INSURANCE COMPANY;

EVEREST INDEMNITY INSURANCE COMPANY;

GREAT AMERICAN FIDELITY INSURANCE COMPANY;

GREAT LAKES INSURANCE SE;

HALLMARK SPECIALTY INSURANCE COMPANY;

HOUSTON CASUALTY COMPANY (UK BRANCH);

INTERSTATE FIRE & CASUALTY COMPANY;

LANDMARK AMERICAN INSURANCE COMPANY;

LIBERTY MUTUAL FIRE INSURANCE COMPANY;

MARKEL BERMUDA LIMITED, HAMILTON, BERMUDA;

MITSUI SUMITOMO INSURANCE COMPANY OF AMERICA;

NEON UNDERWRITING BERMUDA LIMITED;

PARTNERRE IRELAND INSURANCE DAC;

PICC PROPERTY & CASUALTY CO., LTD. HANGZHOU BRANCH;

QBE SPECIALTY INSURANCE COMPANY;

SCOTTSDALE INSURANCE COMPANY;

STARR SURPLUS LINES INSURANCE COMPANY;

STEADFAST INSURANCE COMPANY;

TOKIO MARINE AMERICA INSURANCE COMPANY;

WESTCHESTER SURPLUS LINES INSURANCE COMPANY;

WESTPORT INSURANCE CORPORATION;

XL INSURANCE COMPANY SE;

CERTAIN UNDERWRITERS AT

LLOYD’S, LONDON AS SUBSCRIBED TO

POLICY NUMBERS B57744CAA,

B0509BOWPN1900127, PD-11077-00,

PD-10558-05, PTNAM1903156,

PTNAM1903163, PTNAM1904452,

PTNAM1904453, PTNAM1904454,

PTNAM1904455, PTNAM1904456,

PTNAM1904458, PTNAM1904459,

PTNAM1904460, PTNAM1904461,

PTNAM1904462, PTNAM1904464,

PTNAM1904465, PTNAM1904466, AND

PTNAM1904468;

SYNDICATE NO. 0033 HIS;

SYNDICATE NO. 0435 FDY;

SYNDICATE NO. 0609 AUW;

SYNDICATE NO. 1183 TAL;

SYNDICATE NO. 1200 AMA;

SYNDICATE NO. 1969 APL;

SYNDICATE NO. 2987;

SYNDICATE NO. 4020 ARK;

SYNDICATE NO. 4444;

SYNDICATE NO. 0382 HDU;

SYNDICATE NO. 0623 AFB;

SYNDICATE NO. 1274 AUL;

SYNDICATE NO. 1414 ASC;

SYNDICATE NO. 1458 RNR;

SYNDICATE NO. 1686 AXS;

SYNDICATE NO. 1886 QBE;

SYNDICATE NO. 2003 XLC;

SYNDICATE NO. 2015 CHN;

SYNDICATE NO. 2988 BRIT;

SYNDICATE NO. 3623 AFB;

SYNDICATE NO. 4472 LIB;

SYNDICATE NO. 5555 QPS;

DOES 1 THROUGH 100,

Defendants.

COMPLAINT AND DEMAND FOR JURY TRIAL

This suit concerns the refusal by certain insurance companies to comply with their obligations to Plaintiff Caesars Entertainment, Inc. (“Caesars”).1 In exchange for substantial premiums, the Defendant All Risk Insurers2 issued insurance policies that provided “all risk” coverage for Caesars and its insured locations. Under these all risk policies, the insurers pledged to cover all risks except those “explicitly limited or excluded by the terms of the policy.” Fourth St. Place v. Travelers Indem. Co., 127 Nev. 957, 959 (2011). Put differently, “the exclusions generally are the limitations on coverage.” Jackson v. State Farm Fire and Cas. Co., 108 Nev. 504, 508 n.4 (1992). This is the broadest form of first-party insurance coverage available in the marketplace and, importantly for this case, the policies at issue do not exclude loss or damage caused by a virus or pandemic conditions.

While damage from the spread of SARS-CoV-2 and the COVID-19 pandemic have ravaged every aspect of the economy, perhaps no sector, and no city, has been hit harder than gaming and hospitality and Las Vegas, Nevada, which requires the very type of indoor, in-person congregation and interaction that government closure orders and other limitations prohibit. As a result, Caesars has suffered significant business interruption losses at its properties, which through the course of the pandemic have mounted to more than $2 billion and are continuing.

Yet despite Caesars paying more than $25 million in premiums (in addition to the millions more paid for coverage in prior years) to secure a top of the line, all-risk policy portfolio providing more than $3.4 billion in coverage limits, the Defendant All Risk Insurers have failed to pay a single penny for the business interruption at Caesars’ properties caused by the imminent or actual property damage from the ubiquitous presence of the novel coronavirus known as SARS-CoV-2 and the disease it causes, COVID-19.

[1]

Caesars is the successor company by way of merger of Caesars Entertainment Corporation (“Legacy Caesars”) and Eldorado Resorts, Inc. (“Legacy Eldorado”). Legacy Caesars and Legacy Eldorado are the named insureds in the insurance policies at issue.

[2]	The “Defendant All Risk Insurers” are the insurance companies that issued “all risk” property policies to Legacy Caesars and Legacy Eldorado, identified in paragraphs 39-105 below.

Accordingly, for its causes of action against the Defendant All Risk Insurers, Caesars alleges as follows:

INTRODUCTION AND PRELIMINARY STATEMENT

1. Caesars brings this complaint to redress Defendant All Risk Insurers’ wrongful refusal to pay claims for property loss, damage, and business interruption losses covered by the “all risk” insurance policies Caesars purchased and relied upon. “All risk” property insurance policies broadly cover all risks of direct physical loss or damage to insured property, unless particular risks are specifically sub-limited or excluded. For that reason, unless an insurance company expressly sub-limits or excludes a particular risk, the policy is designed and written to cover any peril that causes loss or damage to property.

2. Caesars is a Nevada-based gaming company that, through various subsidiaries, owns, manages, and operates numerous properties throughout the United States including, without limitation, casinos, hotels, dining and entertainment venues, arenas, retail shops, racetracks, meeting and conference venues, and other locations that host large numbers of people.

3. Despite Caesars’ best efforts to safely navigate its gaming, hospitality, entertainment, and dining operations amid the unprecedented challenges presented by the pandemic, its businesses have suffered physical loss or damage caused by SARS-CoV-2 and/or COVID-19, including substantial losses from closures, suspensions, capacity restrictions, and/or interruptions to business activities.

4. In this regard, all of Caesars’ properties were shut down in March 2020 pursuant to orders of gaming control boards and other civil authorities. The closures resulted from imminent or actual property damage or loss from the ubiquitous presence of SARS-CoV-2 and the risk of infecting people with COVID-19. Since then, government orders have required, at various times, in various degrees and in various locations, shutdowns, lockdowns, facility closures, quarantines, travel restrictions, and operation restrictions, all of which substantially impacted Caesars’ properties and businesses (as well as nearby properties).

5. Caesars did not, however, stand idle during the shutdown. After the World Health Organization (“WHO”) declared a worldwide pandemic on March 11, 2020, Caesars promptly identified and hired experienced, internationally-renowned epidemiologist and crisis management advisors on March 16, 2020 to help mitigate the physical loss or damage to its properties. Caesars’ external medical consultants immediately began advising on a reopening plan for operations at its properties based on the latest medical and scientific evidence, while at the same time prioritizing the health and safety of its employees and patrons. These guidelines—including reduced capacity, cleaning and sanitation protocols, optimizing heating, ventilation, and air conditioning (“HVAC”) systems, flushing all water systems, health screenings, social distancing and face covering, and other safety procedures—have been in place at each of Caesars’ properties since the majority of its properties reopened for limited operations beginning in May and June 2020, and are continually updated and modified as new information arises about SARS-CoV-2 and/or COVID-19 and their impacts to Caesars’ properties’ intended use and purpose.

6. Caesars continues to take a vigilant stance on providing a safe physical environment for its guests and team members by training employees on new operating procedures, implementing health screenings, testing employees, implementing contact tracing, and enforcing face coverings and social distancing. Caesars’ operations plan and employee training are continually informed by new scientific information along with recommendations by the Centers for Disease Control and Prevention (“CDC”). Other steps, including closing restaurants for in-service dining (or altogether in some cases), closing or reducing occupancy in retail stores, reducing the number of available gaming spaces for both slots and table games, cancelling large gatherings such as conventions, weddings, theater shows and other live performances, and reducing overall occupancy at properties, greatly affected Caesars’ properties. Yet even with these significant limitations and extensive mitigation techniques, the impact of SARS-CoV-2 and/or COVID-19 persist on Caesars’ properties.

7. The spread of SARS-CoV-2 and COVID-19 and the mandatory closure orders created unprecedented challenges to Caesars. In response, Caesars undertook aggressive mitigation measures to remain viable while wholly or partially shut down, including: (i) at the beginning of the pandemic furloughing and placing on leave a substantial number of Caesars’ pre-pandemic workforce; (ii) enacting significant compensation reductions among many of Caesars’ remaining mission-critical personnel; (iii) drawing down over $1.6 billion under Caesars’ revolving credit facilities; (iv) entering into amended agreements with Caesars’ lenders for temporary relief from financial covenants; (v) raising approximately $772 million of equity in June 2020; and (vi) making substantial reductions in operating expenses, capital expenditures, including temporary suspension of planned development projects, and overall costs, among other measures.

8. Although Caesars struggled to stabilize amid these crippling closures, it still maintained its charitable posture during 2020, donating over $1 million to organizations in Nevada and other regions. Caesars’ team members volunteered to help distribute food packages and other necessities in its communities. Caesars also donated 450,000 pounds of food and perishable goods, amounting to thousands of meals provided to those in need following the closure of its dining facilities at its properties.

9. The COVID-19 pandemic has had a profound and unprecedented toll on lives, properties, and businesses in Nevada, the United States, and across the globe, and is among the worst public health and economic catastrophes of the last hundred years.

10. Indeed, to date, COVID-19 has killed more than 5,100 Nevadans,3 534,000 Americans,4 and is currently the number one cause of death in the United States.5 Thousands of Americans are still perishing daily, as cases continue to mount throughout the country.

11. While the pandemic has devastated families and the economy nationwide, Nevada’s labor market has been especially hard hit. In February 2020, the seasonally-unadjusted unemployment rate sat under 1.5%. In the last two weeks of March 2020, more than 164,000 people in Nevada filed first-time unemployment claims—a record number that overwhelmed the state

[3]	Nevada Health Response, NEV. DEP’T. HEALTH & HUMAN SERVS., https://nvhealthresponse.nv.gov/#covid-data-tracker (last visited Mar. 17, 2021).
[4]	COVID Data Tracker, CTRS. DISEASE CONTROL & PREVENTION, https://covid.cdc.gov/covid-data-tracker/#datatracker-home (last visited Mar. 17, 2021).
[5]

Cynthia Cox & Krutika Amin, COVID-19 is the Number One Cause of Death in the U.S. in Early 2021, PETERSON-KFF HEALTH SYS. TRACKER (Feb. 22, 2021), https://www.kff.org/coronavirus-covid-19/issue-brief/covid-19-is-the-number-one-cause-of-death-in-the-u-s-in-early-2021.

system.6 In April 2020, with government closure orders in place, the unemployment rate in Nevada’s metropolitan areas in particular leapt to 34%,7 and by mid-May 2020 state unemployment soared to 26.75%.8 Even after its unemployment peak, Nevada’s labor market continued to struggle. As of December 2020, compared to other states, Nevada had the second highest seasonally-adjusted unemployment rate at 9.2%—behind only Hawaii at 9.3%—signaling a slow and painful recovery likely due to a tourism-heavy economy that depends on the physical presence of visitors.9 The Las Vegas metropolitan area suffered more, with a 10.4% seasonally-unadjusted unemployment rate in December 2020 compared with 3.5% in the previous year.10

12. The effects of the pandemic are not limited to the labor market. Nevada’s statewide taxable sales revenue plunged 29.1% in April 2020 and 19.0% in May 2020, with Clark County’s revenues decreasing 36.1% and 27.1% respectively as well.11 The pandemic decimated the live entertainment industry the most, grinding it to a halt with a 92% decrease in Live Entertainment Taxes in June 2020 compared to the prior year.12

[6]

Katherine Sayre, In Las Vegas, Coronavirus Job Losses Could Double Those of 2007-09 Recession, WALL ST. J. (Apr. 9, 2020), https://www.wsj.com/articles/in-las-vegas-coronavirus-job-losses-could-double-those-of-2007-09-recession-11586433601 .

[7]

See Local Area Unemployment Statistics: Metropolitan Areas, Nevada, U.S. BUREAU LAB. STAT., https://data.bls.gov/timeseries/LAUMT322982000000003?amp%253bdata_tool=XGtable&output_view=data&include_graphs=true (last visited Mar. 17, 2021).

[8]	Nevada Unemployment Insurance Weekly Claims Data, U.S. Dep’t LAB. STAT., https://oui.doleta.gov/unemploy/wkclaims/report.asp (last visited Mar. 17, 2021).
[9]	State Unemployment Rates, Seasonally Adjusted, U.S. Bureau LAB. STAT., https://www.bls.gov/charts/state-employment-and-unemployment/state-unemployment-rates-map.htm (last visited Mar. 17, 2021).
[10]

Local Area Unemployment Statistics, U.S. BUREAU LAB. STAT., https://data.bls.gov/timeseries/LAUMT322982000000003?amp%253bdata_tool=XGtable&output_view=data&include_graphs=true (last visited Mar. 17, 2021).

[11]	Monthly Revenue Statistics, NEV. Dep’t TAX’N, https://tax.nv.gov/Publications/Taxation_Revenue_Statistics/ (last visited Mar. 17, 2021).
[12]	Gross Revenue Comparison 2020, NEV. DEP’T TAX’N, https://tax.nv.gov/Publications/Taxation_Revenue_Statistics/ (last visited Mar. 17, 2021).

13. Meanwhile, Nevada’s support services system strained under the surge of caseloads caused by the pandemic. Supplemental Nutrition Assistance Program (“SNAP”) recipients increased by 3.44% in March 2020 and 16.6% in April 2020,13 and mortgage delinquencies rose to 10% in May 2020, reflecting one of the worst rates in the country.14

14. These impacts were not limited to Nevada or the Las Vegas metropolitan area. Closures also had a detrimental effect on the communities in smaller areas in which Caesars operates across the country.

15. The harms to Caesars include, without limitation, physical loss and/or damage to property that was adversely altered by SARS-CoV-2 and/or COVID-19 or that was rendered unreasonably dangerous and/or unfit for its intended purpose; substantial business interruption losses due to partial or complete closures and government-ordered suspensions of business activities due to the actual and/or the threatened presence of SARS-CoV-2 and/or COVID-19; millions of dollars in extra expenses, logistical costs and expediting costs to safely resume or continue business operations; substantial claims preparation costs; and other losses incurred across numerous properties throughout the country.

16. In addition, Caesars has incurred losses resulting from the threat posed to property and persons at Caesars’ insured properties by the physical prevalence of SARS-CoV-2 and/or COVID-19 in nearby locations and their surrounding communities. The risk of SARS-CoV-2 and/or COVID-19 spreading has rendered many such properties unreasonably dangerous and/or unfit for their intended purposes until safe occupancy and operation can be assured through the undertaking of extraordinary remedial or preventative measures. This led to over 3,600 groups cancelling events planned at Caesars’ properties and over two million hotel room cancellations.

17. Caesars is continuing to experience physical loss and/or damage to property and interruption of its business as the pandemic continues, despite taking measures to mitigate the risk associated with SARS-CoV-2 and/or COVID-19. While Caesars is continuing to assess the ongoing losses incurred by its businesses, the impact to date is estimated to exceed $2 billion.

[13]	Kelly Nichols, June 2020 Welfare Caseload Summary, DEPT. HEALTH & HUM. SERVS. (July 20, 2020) https://dwss.nv.gov/uploadedFiles/dwssnvgov/content/Home/Features/202007%20Caseload%20Website.pdf.
[14]	Jeff Ostrowski, Housing Hardship Index: Hawaii tops list of states most affected by coronavirus (Nov. 4, 2020), https://www.bankrate.com/mortgages/housing-hardship-index/.

18. To protect itself from these very types of catastrophic business interruption losses, Caesars fortunately had the foresight to purchase broad insurance from the Defendant All Risk Insurers that provide Caesars and its affiliates with $3.4 billion in total coverage under a group of similar, but not identical, “all risk” policies (the “All Risk Policies”)15 that specifically cover Caesars’ properties (the “Covered Properties”).16 Coverage at this amount and under such a broad policy is very expensive: Caesars paid over $25 million in premiums for the policy year at issue, and over $135 million for coverage over the last six years.17

19. The purpose and nature of the business interruption coverage provided in “all risk” property policies is to protect policyholders (like Caesars) against losses arising from an inability to continue normal business operations due to circumstances precisely like those presented by the COVID-19 pandemic, unless this type of peril is expressly excluded. See Leslie Salt Co. v. St. Paul Mercury Ins. Co., 637 F.2d 657, 660 (9th Cir. 1981) (“[R]ecovery under an ‘all risk’ policy will be allowed for all fortuitous losses not resulting from misconduct or fraud, unless the policy contains a specific provision expressly excluding the loss from coverage.”) (citation omitted). When the risk of physical loss or damage occurs at Caesars’ Covered Properties or at other properties in the vicinity causing business interruption losses, the All Risk Policies are supposed to pay up to the respective policy limits to preserve the continuity of Caesars’ business. Yet the Defendant All Risk Insurers have steadfastly refused to pay for these devastating losses.

20. Caesars is entitled to indemnification under many of the All Risk Policies’ broad and overlapping coverages because SARS-CoV-2 and/or COVID-19 have caused physical loss or damage of the type insured.

[15]

Throughout this Complaint the All Risk Policies purchased by Legacy Caesars are referred to as “Legacy Caesars Policies” and the All Risk Policies purchased by Legacy Eldorado are referred to as “Legacy Eldorado Policies.”

[16]	A list of Covered Properties is included as Exhibit 3.
[17]

The Defendant All Risk Insurers are keenly aware of Caesars’ rights to coverage for its losses under the policies at issue here, and have increased premiums accordingly and inserted new exclusions in subsequent policies. In December 2020, Caesars renewed its property insurance coverage and paid approximately $33 million in premiums, an increase of 33% from the previous policy period, even though Caesars reduced the corresponding coverage limit by 26% (from $3.4 billion to $2.5 billion). Notably, unlike the policies at issue here, the subsequent policies exclude loss or damage caused by a virus or pandemic.

21. It is widely accepted by the scientific community that two of the primary ways SARS-CoV-2 and/or COVID-19 spreads involve transmission from an infected person to tangible objects to another person, or from infected persons to other persons through the air, with particular susceptibility for transmission occurring in indoor spaces where large numbers of people are present. The presence of SARS-CoV-2 causes physical loss and damage because, among other things, the virus can live on the surfaces of the Covered Properties or attach itself to micro-droplets expelled by an infected person that are so light they float in the air and can fill an enclosed space. The tangible, physical presence of SARS-CoV-2 on surfaces or suspended in the air of the Covered Properties thus alters, damages, and renders the physical property unfit and unsafe for its intended use.

22. SARS-CoV-2 and/or COVID-19 has been ubiquitous in all of the Covered Properties and the areas surrounding the Covered Properties. Accordingly, SARS-CoV-2 and/or COVID-19 have caused physical loss or damage to each of the Covered Properties by, among other things, destroying, distorting, corrupting, attaching to, and physically altering property, including its surfaces, and by rendering the Covered Properties unusable, unfit, and unsafe for their intended function at normal capacity levels. This has led to massive losses, which are covered under the business interruption and various other coverages in the All Risk Policies

23. The orders of civil authority closing (and later restricting access and use of) the Covered Properties were issued in response to these pandemic conditions, i.e. the physical presence of and damage caused by SARS-CoV-2 on fixtures, surfaces and in the air at the Covered Properties, rendering the fixtures and surfaces dangerous to touch and the air dangerous to breath.

24. The All Risk Policies provide multiple avenues for recovery of losses associated with such orders, including a provision covering loss when an order of a civil authority prohibits access to Caesars’ Covered Properties as a result of on-site or nearby physical loss or damage, or when “Attraction Properties” that channel business to the Covered Properties are damaged—for example, stadiums and similar venues that support Caesars’ sports and entertainment businesses.

25. In addition to the expansive coverage provided by its entire portfolio, certain of the All Risk Policies also include coverage which is triggered when orders of a casino control commissioner (or similar authority) prohibit access to Covered Properties. This “Closure by Casino Control Commissioner or equivalent” coverage applies even if the Covered Property never suffers any physical loss or damage, so long as the order was made in anticipation of such loss or damage.

26. For coverage to be triggered under this provision, an order closing a Covered Property need not be based on actual loss or damage caused by SARS-CoV-2 or the presence of persons contracting COVID-19 at one of Caesars’ Covered Properties, but merely the anticipation of such loss or damage.

27. State casino control commissioners and other equivalent regulatory authorities, who issue and control the licenses under which Caesars operates, have imposed mandatory orders both in response to and in anticipation of SARS-CoV-2- and COVID-19-related dangers and damages. These orders specifically compelled the suspension of operations and closure of casinos, racetracks and other gaming operations in all of the states in which Caesars operates. In this highly regulated industry, where state casino commissioners govern operating licenses, Caesars was unconditionally required to immediately shut down. Losses from these closure orders are specially covered by “Closure by Casino Control Commissioner or equivalent” coverage in certain All Risk Policies.

28. The risks associated with viruses, communicable diseases, and pandemics have been known to the insurance industry for a century and have been evident in recent decades through outbreaks and pandemics involving SARS, MERS, H1N1 and Zika. Because these risks are well known, the insurance industry commonly inserts provisions into property policies that specifically exclude losses caused by viruses, communicable diseases and pandemics. In fact, most of the common “boilerplate” insurance policies covering businesses include this exclusionary language, which largely prevents recovery due to losses incurred by pandemics such as the one caused by SARS-CoV-2.

29. All of the highly sophisticated insurance companies who issued the All Risk Policies had multiple opportunities to review the same “all risk” core policy wording for the Legacy Eldorado Policies and the Legacy Caesars Policies, respectively (the “Policy Form”). The Policy Form includes no virus or communicable disease exclusion. Each insurance company could either sign on to cover Caesars under the Policy Form wording or make changes, including carving out coverage through exclusions, creating policy sub-limits, or adding, editing or eliminating endorsements.

30. For example, anticipating the type of risk, loss and damages posed by a virus such as SARS-CoV-2 or the COVID-19 pandemic, one of Caesars’ insurers added an endorsement—modifying the Policy Form—to exclude losses caused by a virus, bacterium, or other microorganism that induces or is capable of inducing physical distress, illness, or disease. That insurer, Arch Specialty Insurance Company (“Arch Specialty”), is not named here as a defendant. In contrast, all of the Defendant All Risk Insurers failed to include such exclusions and, therefore, expressly agreed to cover such losses as part of their insurance policies.

31. Another insurance company, Ironshore Specialty Insurance Company (“Ironshore”), eliminated coverage for this risk in another way. It added a sub-limit—modifying the Policy Form—providing $0 in coverage for loss or damage caused by “Pandemic Disease.” Accordingly, Ironshore is not named here as a defendant. In contrast, all of the Defendant All Risk Insurers failed to include such a virus or pandemic sub-limit, and therefore expressly agreed to cover such losses as part of their insurance policies.

32. In sum, befitting the top dollar necessary to pay for best-in-class insurance coverage, the All Risk Policies provide many broad protections against a wide range of pandemic-related losses, including (i) direct physical loss and damage to property and associated business interruption loss, (ii) losses sustained and extra expenses incurred due to government or casino commissioner closure orders or restrictions as a result of (or in some cases, in anticipation of) physical loss or damage at or within five miles of an insured location, (iii) losses due to impaired ingress to or egress from Caesars’ Covered Properties, (iv) contingent time element losses, (v) extra expenses and logistical costs to remain in business despite pandemic conditions, (vi) claims preparation costs, and (vii) other forms of coverage.

33. Defendant All Risk Insurers, however, have failed to honor their obligations, indicating that the presence of SARS-CoV-2 and/or COVID-19 does not constitute “physical loss or damage” to the Covered Properties. Caesars disagrees with the Defendant All Risk Insurers’ position.

34. Importantly, Caesars is mindful of the Defendant All Risk Insurers’ conduct and handling of similar claims across the country. They have consistently denied similar coverage in other cases involving first-party claims for loss or damage to property and for business interruption losses resulting from SARS-CoV-2 and/or COVID-19, despite receiving extensive documentation supporting such losses.

35. Therefore, an actual controversy exists concerning Caesars’ right to coverage for its SARS-CoV-2 and/or COVID-19-related losses.

36. Caesars bought $3.4 billion of insurance for business income losses precisely to cover catastrophic situations at its properties. Despite the clear purpose and intent of the All Risk Policies and the additional coverages for lost income in those policies, Defendant All Risk Insurers have refused to pay for Caesars’ devastating losses. Therefore, Caesars commenced this lawsuit.

THE PARTIES

37. Plaintiff Caesars Entertainment, Inc. (“Caesars”) is a corporation organized under the laws of the State of Delaware with its principal place of business in Reno, Nevada. Caesars is the largest casino-entertainment company in the United States and one of the world’s most diversified casino-entertainment providers.

38. Upon information and belief, Defendant ACE American Insurance Company (“ACE”) is an insurance company organized and existing under the laws of the Commonwealth of Pennsylvania with its principal place of business in Pennsylvania. Defendant ACE issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number CX D37839279 008.

39. Upon information and belief, Defendant China Life Property & Insurance Company, JiLin Province Branch (“China Life”) is an insurance company organized and existing under the laws of China and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant China Life issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number 915752019220197000438.

40. Upon information and belief, Defendant Colony Insurance Company (“Colony”) is an insurance company organized and existing under the laws of the Commonwealth of Virginia with its principal place of business in Virginia. Defendant Colony issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number XP190131.

41. Upon information and belief, Defendant Crum & Forster Specialty Insurance Company (“C&F”) is an insurance company organized and existing under the laws of the State of Delaware with its principal place of business in New Jersey. Defendant C&F issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PD-11077-00.

42. Upon information and belief, Defendant Evanston Insurance Company (“Evanston”) is an insurance company organized and existing under the laws of the State of Illinois with its principal place of business in Illinois. Defendant Evanston issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number MKLV12XP002935.

43. Upon information and belief, Defendant Everest Indemnity Insurance Company (“Everest”) is an insurance company organized and existing under the laws of the State of Delaware with its principal place of business in New Jersey. Defendant Everest issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number RP8CF00014-191.

44. Upon information and belief, Defendant Great Lakes Insurance SE (“Great Lakes”) is an insurance company organized and existing under the laws of Germany and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Great Lakes issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number F02907042019.

45. Upon information and belief, Defendant Hallmark Specialty Insurance Company (“Hallmark”) is an insurance company organized and existing under the laws of the State of Oklahoma with its principal place of business in Texas. Defendant Hallmark issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number 73PRX19A06D.

46. Upon information and belief, Defendant Houston Casualty Company (UK Branch) (“HCC”) is an insurance company organized and existing under the laws of the State of Texas with its principal place of business in Texas. Defendant HCC issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number B0509BOWPN1900127 and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019.

47. Upon information and belief, Defendant Interstate Fire & Casualty Company (“Interstate”) is an insurance company organized and existing under the laws of the State of Illinois with its principal place of business in Illinois. Defendant Interstate issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number RTX20014519.

48. Upon information and belief, Defendant Landmark American Insurance Company (“Landmark”) is an insurance company organized and existing under the laws of the State of New Hampshire with its principal place of business in Georgia. Defendant Landmark issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number LHD908081.

49. Upon information and belief, Defendant Markel Bermuda Limited, Hamilton, Bermuda (“Markel”) is an insurance company organized and existing under the laws of Bermuda and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Markel issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number 1394692-10419-PRMAN-2019.

50. Upon information and belief, Defendant Neon Underwriting Bermuda Limited (“Neon”) is an insurance company organized and existing under the laws of Bermuda and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Neon issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number BNPD19AA458A.

51. Upon information and belief, Defendant PartnerRe Ireland Insurance dac (“PartnerRe”) is an insurance company organized and existing under the laws of Ireland and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant PartnerRe issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number F613562.

52. Upon information and belief, Defendant PICC Property & Casualty Co., Ltd. Hangzhou Branch (“PICC”) is an insurance company organized and existing under the laws of China and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant PICC issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number P5QD201933010000000178.

53. Upon information and belief, Defendant QBE Specialty Insurance Company (“QBE”) is an insurance company organized and existing under the laws of the State of North Dakota with its principal place of business in Wisconsin. Defendant QBE issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number CFE3977352.

54. Upon information and belief, Defendant Starr Surplus Lines Insurance Company (“Starr”) is an insurance company organized and existing under the laws of the State of Texas with its principal place of business in New York. Defendant Starr issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number SLSTPTY11173819.

55. Upon information and belief, Defendant Steadfast Insurance Company (“Steadfast”) is an insurance company organized and existing under the laws of the State of Delaware with its principal place of business in Illinois. Defendant Steadfast issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number CPP 0281480 02.

56. Upon information and belief, Defendant Tokio Marine America Insurance Company (“Tokio Marine”) is an insurance company organized and existing under the laws of the State of New York with its principal place of business in New York. Defendant Tokio Marine issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number LCP6481064-02.

57. Upon information and belief, Defendant Westchester Surplus Lines Insurance Company (“Westchester”) is an insurance company organized and existing under the laws of the State of Georgia with its principal place of business in Pennsylvania. Defendant Westchester issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number D36053422 013.

58. Upon information and belief, Defendant Certain Underwriters at Lloyd’s, London (“Lloyd’s”) is an unincorporated association and/or limited partnership organized under the laws of Great Britain for providing infrastructure for the international insurance market.

59. Upon information and belief, Lloyd’s itself does not insure any risk, but rather, it is comprised of individual underwriters known as “members” or “syndicates” that assume all or a portion of the risk underwritten.

60. Upon information and belief, the members are either individuals or corporations, with different or multiple residences or principal places of business.

61. Twenty-two syndicates at Lloyd’s have subscribed to the All Risk Policies that are at issue in this case. Unless stated elsewhere herein, all have given the following address for service of process in the United States: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. The Lloyds syndicates that insured Legacy Eldorado have subscribed to policy numbers B57744CAA, B0509BOWPN1900127, and PD-11077-00.

62. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 0033 HIS (“Lloyds 0033 HIS”) is a syndicate member of Lloyd’s.

63. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 0435 FDY (“Lloyds 0435 FDY”) is a syndicate member of Lloyd’s.

64. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 0609 AUW (“Lloyds 0609 AUW”) is a syndicate member of Lloyd’s.

65. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1183 TAL (“Lloyds 1183 TAL”) is a syndicate member of Lloyd’s.

66. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1200 AMA (“Lloyds 1200 AMA”) is a syndicate member of Lloyd’s.

67. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1969 APL (“Lloyds 1969 APL”) is a syndicate member of Lloyd’s.

68. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 2987 (“Lloyds 2987”) is a syndicate member of Lloyd’s who has provided the following address for service of process: CSC Services of Nevada, Inc., 2215-B Renaissance Drive, Las Vegas, NV 89119.

69. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 4020 ARK (“Lloyds 4020 ARK”) is a syndicate member of Lloyd’s.

70. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 4444 (“Lloyds 4444”) is a syndicate member of Lloyd’s who has provided the following address for service of process: Canopius Insurance Services, 140 Broadway, Suite 2210, New York, NY 10005.

71. The insurance carriers identified in paragraphs 39-71 above are collectively referred to as the “Legacy Eldorado Insurers.”

72. Upon information and belief, Defendant Allianz Global Corporate & Specialty SE (“Allianz”) is an insurance company organized and existing under the laws of Germany and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Allianz issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PTNAM1904459.

73. Upon information and belief, Defendant American Guarantee and Liability Insurance Company (“American Guarantee”) is an insurance company organized and existing under the laws of the State of New York with its principal place of business in Illinois. Defendant American Guarantee issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number ERP-9304395-16.

74. Upon information and belief, Defendant American International Group UK (“Lex London”) is an insurance company organized and existing under the laws of the Great Britain and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Lex London issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PTNAM1903163.

75. Upon information and belief, Defendant Aspen Specialty Insurance Company (“Aspen”) is an insurance company organized and existing under the laws of the State of North Dakota with a principal place of business in Connecticut. Defendant Aspen issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PX00ENU19.

76. Upon information and belief, Defendant Assicurazioni Generali S.p.A (“Generali”) is an insurance company organized and existing under the laws of Italy and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Generali issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PTNAM1904461.

77. Upon information and belief, Defendant Ategrity Specialty Insurance Company (“Ategrity”) is an insurance company organized and existing under the laws of the State of Delaware with a principal place of business in Arizona. Defendant Ategrity issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number 01-B-XP-P00001042-0.

78. Upon information and belief, Defendant Aviva Insurance Limited (“Aviva”) is an insurance company organized and existing under the laws of Great Britain and has provided the following address for service of process: Mendes & Mount, 750 Seventh Avenue, New York, NY 10019. Defendant Aviva issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PTNAM1904457.

79. Upon information and belief, Defendant AXIS Surplus Insurance Company (“AXIS”) is an insurance company organized and existing under the laws of the State of Maryland with a principal place of business in Georgia. Defendant AXIS issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number EAF643055-19.

80. Upon information and belief, Defendant Canopius Underwriting Agency Inc. (“Canopius”) is an insurance company organized and existing under the laws of the State of Delaware with its principal place of business in New York. Defendant Canopius issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number B57753EAA.

81. Upon information and belief, Defendant Chubb Custom Insurance Company (“Chubb Custom”) is an insurance company organized and existing under the laws of the State of New Jersey with its principal place of business in New Jersey. Defendant Chubb Custom issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number SLSTPTY11240119.

82. Upon information and belief, Defendant Endurance American Specialty Insurance Company (“Endurance”) is an insurance company organized and existing under the laws of the State of Delaware with a principal place of business in New York. Defendant Endurance issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number GRP10010254003.

83. Upon information and belief, Defendant Great American Fidelity Insurance Company (“Great American”) is an insurance company organized and existing under the laws of Delaware with its principal place of business in Ohio. Defendant Great America issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number CPP 0334407 08.

84. Upon information and belief, Defendant Liberty Mutual Fire Insurance Company (“Liberty”) is an insurance company organized and existing under the laws of Wisconsin with its principal place of business in Massachusetts. Defendant Liberty issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number MQ2-L9L-450878-019.

85. Upon information and belief, Defendant Mitsui Sumitomo Insurance Company of America (“Mitsui”) is an insurance company organized and existing under the laws of the State of New York with its principal place of business in New Jersey. Defendant Mitsui issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number EXP7000237.

86. Upon information and belief, Defendant Scottsdale Insurance Company (“Scottsdale”) is an insurance company organized and existing under the laws of the State of Maryland with a principal place of business in Arizona. Defendant Scottsdale issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number BXS0001461.

87. Upon information and belief, Defendant Westport Insurance Corporation (“Westport”) is an insurance company organized and existing under the laws of the State of Missouri with its principal place of business in Missouri. Defendant Westport issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number NAP 0453633 08.

88. Upon information and belief, Defendant XL Insurance Company SE (“XL”) is an insurance company organized and existing under the laws of Ireland. Upon information and belief, Defendant XL purchased or holds the liabilities for AXA Corporate Solutions Assurance (“AXA”). AXA issued an all-risk insurance policy covering Caesars and at issue in this lawsuit, policy number PTNAM1904460.

89. The Lloyds syndicates that insured Legacy Caesars have subscribed to policy numbers PD-10558-05, PTNAM1903156, PTNAM1903163, PTNAM1904452, PTNAM1904453, PTNAM1904454, PTNAM1904455, PTNAM1904456, PTNAM1904458, PTNAM1904459, PTNAM1904460, PTNAM1904461, PTNAM1904462, PTNAM1904464, PTNAM1904465, PTNAM1904466, and PTNAM1904468.

90. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 0382 HDU (“Lloyds 0382 HDU”) is a syndicate member of Lloyd’s.

91. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 0623 AFB (“Lloyds 0623 AFB”) is a syndicate member of Lloyd’s.

92. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1274 AUL (“Lloyds 1274 AUL”) is a syndicate member of Lloyd’s.

93. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1414 ASC (“Lloyds 1414 ASC”) is a syndicate member of Lloyd’s.

94. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1458 RNR (“Lloyds 1458 RNR”) is a syndicate member of Lloyd’s.

95. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1686 AXS (“Lloyds 1686 AXS”) is a syndicate member of Lloyd’s.

96. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 1886 QBE (“Lloyds 1886 QBE”) is a syndicate member of Lloyd’s.

97. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 2003 XLC (“Lloyds 2003 XLC”) is a syndicate member of Lloyd’s.

98. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 2015 CHN (“Lloyds 2015 CHN”) is a syndicate member of Lloyd’s.

99. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 2988 BRIT (“Lloyds 2988 BRIT”) is a syndicate member of Lloyd’s.

100. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 3623 AFB (“Lloyds 3623 AFB”) is a syndicate member of Lloyd’s.

101. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 4472 LIB (“Lloyds 4472 LIB”) is a syndicate member of Lloyd’s.

102. Upon information and belief, Certain Underwriters at Lloyd’s, London, known as Syndicate No. 5555 QPS (“Lloyds 5555 QPS”) is a syndicate member of Lloyd’s.

103. The insurance carriers identified in paragraphs 73-103 above, together with ACE (policy no. CX D37838949 009), Everest (policy no. RP1CF00151-191), Great Lakes (policy no. PTNAM1904462), Hallmark (policy no. 73PRX19A39C), Lloyds 1200 AMA, Lloyds 2987,18 Lloyds 4020 ARK, Lloyds 0033 HIS, Lloyds 1183 TAL, PartnerRe (policy no. PTNAM1904464), and Tokio Marine (policy no. LCP6481028-03) are collectively referred to as the “Legacy Caesars Insurers.”

104. The true names and capacities, whether a corporation, agent, individual, or otherwise, of Defendants named herein as DOES 1 through 100, are unknown to Caesars, who therefore sues said Defendants by such fictitious names. Caesars will ask leave of court to amend this Complaint to show their names and capacities when they are ascertained.

105. The Parties identified in Paragraphs 39-105 collectively comprise the “Defendant All Risk Insurers,” and each a “Defendant All Risk Insurer.”

JURISDICTION AND VENUE

106. This Court possesses jurisdiction over this matter pursuant to NRS 14.065, and the amount in dispute is in excess of $15,000.

107. Venue and jurisdiction in this District are proper under NRS 13.010 because both Caesars and Defendant All Risk Insurers transact business within this judicial district, including insofar as the All Risk Policies were issued to cover Caesars’ locations within this District.

108. Defendant All Risk Insurers are subject to personal jurisdiction in Nevada pursuant to NRS 14.065, and within this District, as the Defendant All Risk Insurers availed themselves of opportunities to conduct business in Nevada, establishing minimum contacts with the forum, and this State and District are the locations where a substantial part of the events or omissions giving rise to the claims set forth herein occurred and where a substantial part of the losses underlying the claims occurred.

[18]	The Lloyds 2987 policy issues to Legacy Caesars has the following address for service of process: CSC Services of Nevada, Inc., 112 North Curry Street, Carson City, NV 89703.

109. Defendant All Risk Insurers agreed in the Policy Forms that they would “submit to the jurisdiction” of any “court of competent jurisdiction within the United States.” Further, the Legacy Eldorado Policies include a choice-of-law provision providing that Nevada law will govern the Legacy Eldorado Policies.

110. Defendant All Risk Insurers are additionally subject to jurisdiction in Nevada because they committed tortious acts within this State aimed at a Nevada-based organization.

STATEMENT OF FACTS

A. Caesars

111. Caesars is the largest casino-entertainment company in the United States and one of the world’s most diversified casino-entertainment providers. Caesars’ Covered Properties include numerous casino complexes, hotels, riverboats, race tracks, arenas, event spaces, and retail properties. The Covered Properties have over 65,000 gaming machines, 3,400 table games, and 47,000 hotel rooms, providing an exceptional gaming and entertainment experience to their over 110,000 daily guests.

112. The majority of Caesars’ revenue derives from gaming, which is highly dependent upon the volume of customers at Caesars’ Covered Properties. Caesars’ gaming revenue is derived primarily from slot machines, table games, and sports betting. Caesars also derives revenue from its hotels, dining, retail, concessions, racing operations, and certain other ancillary activities. All told, Caesars’ Covered Properties generate billions of dollars in tax revenue for their communities.

113. Caesars also provides thousands of jobs for the communities surrounding the Covered Properties. Prior to the COVID-19 pandemic, Caesars employed more than 79,000 people. Due to the effects of the direct physical loss or damage to its property caused by SARS-CoV-2 and/or COVID-19, Caesars furloughed many of its employees between March and June 2020. As of the date of filing, Caesars has been forced to significantly reduce its pre-COVID-19 workforce.

114. Despite the challenges it faced in 2020, Caesars endeavored to support its employees and remained active in its local communities. Caesars was recently ranked one of “America’s Most Responsible Companies” by Newsweek, claiming the top spot in the Entertainment, Leisure and Dining category for its commitment to its employees and the communities it serves. Caesars places the utmost importance on creating a safe workplace for its employees, embedding procedures so that all employees have the awareness, knowledge, and tools to make safe working a habit. Caesars has also maintained a wellness program to help employees improve their health and wellbeing.

115. During the pandemic, Caesars continued to pay its furloughed employees for up to six weeks, paid over $16 million in wages to team members that could not work because they either tested positive for COVID-19 or came into contact with an individual that tested positive, and offered assistance to gain benefit entitlements in every jurisdiction in which it operates. Caesars also maintained and subsidized medical benefits for employees enrolled in company sponsored plans, as well as implemented an Employee Assistance Program for employees in need of confidential counselling on issues ranging from social isolation to financial stress.

116. Caesars also launched an intranet platform to provide support for parents and caregivers through the pandemic, and procured hundreds of laptops and webcams to equip employees for remote working. Further, in 2020 Caesars launched Caesars Cares, an assistance fund to support employees across the United States who suffer hardships related to the pandemic. Approximately 1,200 grants totaling approximately $1 million were provided to support Caesars employees in 2020 through Caesars Cares.

B. The SARS-CoV-2 and COVID-19 Pandemic

117. In or around December 2019, a novel, highly contagious virus was first identified in China. That virus, now known as SARS-CoV-2, rapidly spread throughout Europe and into the United States, causing outbreaks of the disease known as COVID-19.

118. “[D]eeply concerned both by the alarming levels of spread and severity,” the WHO declared COVID-19 a global pandemic in March 2020.19 Days later, the then-President of the United States declared a national public health emergency, citing the “need[] to successfully contain and combat the virus in the United States.”20 As explained further infra, a succession of governmental orders followed at every level in response to SARS-CoV-2 and/or COVID-19.

119. The rapid spread of SARS-CoV-2 and/or COVID-19, and concurrent governmental measures taken in attempts to contain it, are due in part to the highly contagious and transmissible nature of SARS-CoV-2 and COVID-19. As of the filing of this complaint, there were more than 121 million reported cases globally, with over 29 million confirmed cases in the United States, more than 299,000 of which are in Nevada. Those numbers spiked from November 2020 through January 2021 as community spread and conditions worsened. Currently, the COVID-19 pandemic has claimed a staggering 538,000 lives within the United States, of which more than 5,100 reported deaths were Nevada residents.21

120. According to the CDC, “[e]veryone is at risk for getting COVID-19 if they are exposed to the virus.”22 The CDC states that the time between exposure to SARS-CoV-2 and symptom onset extends up to fourteen days.23 SARS-CoV-2 and COVID-19 can also be spread by

[19]

WHO Director-General’s opening remarks at the media briefing on COVID-19—11 March 2020, WORLD HEALTH ORG. (Mar. 11, 2020), https://www.who.int/dg/speeches/detail/who-director-general-s-opening-remarks-at-the-media-briefing-on-covid-19---11-march-2020 .

[20]

Proclamation on Declaring a National Emergency Concerning the Novel Coronavirus Disease (COVID-19) Outbreak, The WHITE HOUSE (issued Mar. 13, 2020), https://trumpwhitehouse.archives.gov/presidential-actions/proclamation-declaring-national-emergency-concerning-novel-
coronavirus-disease-covid-19-outbreak/.

[21]

COVID-19 Dashboard by the Center for Systems Science and Engineering (CSSE) at John Hopkins University (JHU), JOHN HOPKINS UNIV. & MED., https://coronavirus.jhu.edu/map.html (last visited Mar. 17, 2021).

[22]

Coronavirus Disease 2019 (COVID-19) – People Who Are at Increased Risk for Severe Illness, CTRS. DISEASE CONTROL & PREVENTION (updated Sept. 11, 2020), https://www.cdc.gov/coronavirus/2019-ncov/need-extra-precautions/people-at-increased-risk.html.

[23]

Interim Clinical Guidance for Management of Patients with Confirmed Coronavirus Disease (COVID-19), CDC (updated Feb. 16, 2021), https://www.cdc.gov/coronavirus/2019-ncov/hcp/clinical-guidance-management-patients.html.

symptomatic, presymptomatic, and asymptomatic carriers.24 That is to say, even individuals who are unaware that they are carriers and who do not have any symptoms, can spread SARS-CoV-2 and COVID-19 by simply breathing, coughing, sneezing, or by touching common objects or surfaces. Studies estimate that “silent” asymptomatic and presymptomatic spread is responsible for more than half of the transmission risk in COVID-19 outbreaks.25 The CDC’s current public health recommendations stem from the “[g]rowing evidence of transmission risk from infected people without symptoms (asymptomatic) or before the onset of recognized symptoms (presymptomatic).”26 According to the CDC, these asymptomatic and presymptomatic carriers are also more likely to carry and spread large viral loads of the coronavirus.27

121. Specifically, when a person infected with COVID-19 (symptomatic or not) coughs, sneezes, talks, or simply breathes, large respiratory droplets and micro-droplets containing SARS-CoV-2 are expelled and deposited on fixtures, surfaces and/or dispersed throughout the air.28 SARS-CoV-2 can be transmitted to an uninfected person who touches an infected surface or by the simple act of breathing in infected micro-droplets. That person, in turn, can emit aerosols that infect other persons when inhaled.29 Airborne transmission can be exacerbated through HVAC systems through the absorption and then redistribution of SARS-CoV-2 viral particles across entire buildings, with studies finding wide dispersion of SARS-CoV-2 and confirmed presence on ceiling vent openings, vent exhaust filters, ductwork and other surfaces more than 160 feet away from the original human source.30

[24]	See Apoorva Mandavilli, Even Asymptomatic People Carry the Coronavirus in High Amounts, N.Y TIMES (Aug. 6, 2020), https://www.nytimes.com/2020/08/06/health/coronavirus-asymptomatic-transmission.html.
[25]	See Seyed M. Moghadas et al., The implications of silent transmission for the control of COVID-19 outbreaks, PROC. NAT’L ACAD. SCI. (July 28 2020), https://www.pnas.org/content/117/30/17513.
[26]	Public Health Guidance for Community-Related Exposure, CTRS. DISEASE CONTROL & PREVENTION (updated Mar. 1, 2021), https://www.cdc.gov/coronavirus/2019-ncov/php/public-health-recommendations.html.
[27]

Interim Clinical Guidance for Management of Patients with Confirmed Coronavirus Disease (COVID-19), CTRS. DISEASE CONTROL & PREVENTION (updated Feb. 16, 2021), https://www.cdc.gov/coronavirus/2019-ncov/hcp/clinical-guidance-management-patients.html

[28]	How COVID-19 Spreads, CTRS. DISEASE CONTROL & PREVENTION (updated Oct. 28, 2020), https://www.cdc.gov/coronavirus/2019-ncov/prevent-getting-sick/how-covid-spreads.html.
[29]

COVID-19 basics: Symptoms, spread and other essential information about coronavirus and COVID-19, HARVARD HEALTH PUBL’N – HARVARD MED. SCH. (published Mar. 2020; updated Mar. 9, 2021), https://www.health.harvard.edu/diseases-and-conditions/covid-19-basics.

[30]	Karolina Nissen et al., Long-distance airborne dispersal of SARS-CoV-2 in COVID-19 wards, SCI. REPS. (Nov. 11, 2020), https://www.nature.com/articles/s41598-020-76442-2#citeas.

122. SARS-CoV-2 is a tangible, physical substance and is present outside the human body and can physically attach itself to surfaces or live on micro-droplets or other particles in the air, thereby changing the surfaces, the air and the surrounding environment.31

123. With respect to transmission of SARS-CoV-2 and/or COVID-19 via surfaces and objects, both the CDC and WHO warn that these mechanisms spread SARS-CoV-2 and COVID-19. The CDC has observed the possibility “that a person could get COVID-19 by touching a surface or object that has the virus on it and then touching their own mouth, nose, or eyes.”32 WHO similarly explains that SARS-CoV-2 and COVID-19 can “spread after infected people sneeze, cough on, or touch surfaces, or objects, such as tables, doorknobs and handrails. Other people may become infected by touching these contaminated surfaces, then touching their eyes, noses or mouths without having cleaned their hands first.”33

124. The airborne respiratory droplets that spread SARS-CoV-2 and/or COVID-19 can also persist in the air for long timeframes. In an October 2020 letter, six scientists concluded that viruses in aerosols, such as SARS-CoV-2, “can remain suspended in the air for many seconds to hours, like smoke, and be inhaled.”34 For instance, a Tulane University study found that SARS-CoV-2 can remain infectious in aerosol for up to 16 hours.35 As for the reach of those materials,

[31]

John A. Lednicky et al., Viable SARS-CoV-2 in the air of a hospital room with COVID-19 patients, INT’L J. INFECTIOUS DISEASES (Nov. 1, 2020), https://www.ijidonline.com/article/S1201-9712(20)30739-6/fulltext.

[32]	How COVID-19 Spreads, CTRS. DISEASE CONTROL & PREVENTION (updated Oct. 28, 2020), https://www.cdc.gov/coronavirus/2019- ncov/prevent-getting-sick/how-covid-spreads.html.
[33]

Coronavirus disease (COVID-19): How is it transmitted?, WORLD HEALTH ORG. (published July 9, 2020; updated Oct. 20, 2020),
https://www.who.int/emergencies/diseases/novel-coronavirus-2019/question-and-answers-hub/q-a-detail/coronavirus-disease-covid-19-
how-is-it-transmitted.

[34]	Kimberly A. Prather et al., Airborne transmission of SARS-CoV-2, SCIENCE (Oct. 16, 2020), https://science.sciencemag.org/content/ 370/6514/303.2.
[35]

Leslie Tate, Tulane researchers find that coronavirus can survive in air for hours, TULANE NEWS (July 6, 2020), https://news.tulane.edu/
pr/tulane-researchers-find-coronavirus-can-survive-air-hours ; Alyssa Fears et al., Persistence of Severe Acute Respiratory Syndrome Coronavirus 2 in Aerosol Suspensions, CTRS. DISEASE CONTROL & PREVENTION (Sept. 9, 2020), https://wwwnc.cdc.gov/eid/article/26/9/20-1806_article.

the New York Times reports that “[e]ven without the launching power of a sneeze, air currents could carry a flow of aerosol sized virus particles exhaled by an infected person 20 feet or more away.”36 Respiratory droplets emitted via a sneeze can travel even further, potentially 23- to 27-feet, at a speed of 33- to 100-feet per second.37

125. After assessing research from scientists about airborne transmission of SARS-CoV-2 and/or COVID-19,38 the CDC updated its guidance in October 2020 to reflect the risk that “COVID-19 can sometimes be spread by airborne transmission” because under certain circumstances, such as being in an enclosed space, “scientists believe that the amount of infectious smaller droplet and particles produced by the people with COVID-19 became concentrated enough to spread the virus to other people.”39 To reduce the risk of airborne transmission, the Environmental Protection Agency (“EPA”) recommends making certain physical changes, such as improving a building’s HVAC system.40

126. Indoor spaces, especially when crowded, present particularly heightened risks of spread. The CDC advises that such “[i]ndoor spaces are more risky than outdoor spaces where it might be harder to keep people apart and there’s less ventilation.”41 In line with that guidance, a July 2020 study reviewed transmission of SARS-CoV-2 and COVID-19 among three family clusters within an air-conditioned restaurant; the study concluded that the most likely cause of the

[36]

Knuvel Sheikh, James Gorman & Kenneth Chang, Stay 6 Feet Apart, We’re Told. But How Far Can Air Carry Coronavirus, N.Y. TIMES (published Apr. 14, 2020, updated Apr. 20, 2020), https://www.nytimes.com/2020/04/14/health/coronavirus-six-feet.html.

[37]

Lydia Bourouiba, Turbulent Gas Clouds and Respiratory Pathogen Emissions: Potential Implications for Reducing Transmission of COVID-19, JAMA INSIGHTS (Mar. 26, 2020), https://jamanetwork.com/journals/jama/fullarticle/2763852.

[38]	Lidia Morawska & Donald K. Milton, It Is Time to Address Airborne Transmission of Coronavirus Disease 2019 (COVID-2019), OXFORD ACAD. (July 6, 2020), https://doi.org/10.1093/cid/ciaa939.
[39]	How COVID-19 Spreads, CTRS. DISEASE CONTROL & PREVENTION (updated Oct. 28, 2020), https://www.cdc.gov/coronavirus/2019-ncov/ prevent-getting-sick/how-covid-spreads.html.
[40]	Indoor Air and Coronavirus (COVID-19), ENV’T PROT. AGENCY (last visited Mar. 17, 2021), https://www.epa.gov/coronavirus/indoor-air-and- coronavirus-covid-19#main-content.
[41]	Deciding to Go Out, CTRS. DISEASE CONTROL & PREVENTION (updated Oct. 28, 2020), https://www.cdc.gov/coronavirus/2019-ncov/daily-life- coping/deciding-to-go-out.html.

outbreak among the separate families was droplet transmission prompted by strong airflow from the air conditioner.42 Similarly, a recent study analyzed transmission of SARS-CoV-2 and COVID-19 between two people who spent five minutes in the same restaurant—all while twenty feet apart; researchers concluded that SARS-CoV-2 and COVID-19 spread via droplets carried in direct air flow from the infected person.43

127. SARS-CoV-2 can thus be transmitted by human-to-human contact, airborne viral particles, and contact with affected surfaces or objects. The suspended particles collide with the surface and nonspecifically attach to it (i.e., form a noncovalent chemical bond with the surface).44

128. If left undisturbed, the chemical bond will persist. Some studies suggest that SARS-CoV-2 can be detected on certain surfaces and/or remains capable of being transmitted and active on inert physical surfaces for extended periods of time after infected persons have departed. For example, a study published in The New England Journal of Medicine found that SARS-CoV-2 was detectable for up to four hours on copper, up to 24 hours on cardboard, and two to three days on plastic and stainless steel.45 A study by Australia’s national science agency even found that SARS-CoV-2 was “extremely robust,” surviving for up to twenty-eight days on smooth surfaces (such as glass, steel, vinyl, and paper banknotes).46

[42]

Jianyun Lu et al., COVID-19 Outbreak Associated with Air Conditioning in Restaurant, Guangzhou, China, 2020, CTRS. DISEASE CONTROL & PREVENTION (July 2020), https://wwwnc.cdc.gov/eid/article/26/7/20-0764_article.

[43]

Keun-Sang Kwon et al., Evidence of Long-Distance Droplet Transmission of SARS-CoV-2 by Direct Air Flow in a Restaurant in Korea, J. OF KOREAN MED. (Nov. 23, 2020), https://jkms.org/DOIx.php?id=10.3346/jkms.2020.35.e415; see Victoria Kim, Infected after 5 minutes, from 20 feet away: South Korea study shows coronavirus’ spread indoors, L.A. TIMES (Dec. 9, 2020), https://www.latimes.com/world-nation/story/
2020-12-09/five-minutes-from-20-feet-away-south-korean-study-shows-perils-of-indoor-dining-for-covid-19.

[44]

See Edris Joonaki, et al., Surface Chemistry Can Unlock Drivers of Surface Stability of SARS-CoV-2 in a Variety of Environmental Conditions, CHEM (Sept. 10, 2020), https://www.cell.com/chem/pdf/S2451-9294(20)30411-3.pdf.

[45]

New coronavirus stable for hours on surfaces, NAT’L INST. OF HEALTH (Mar. 17, 2020), https://www.nih.gov/news-events/news-releases/new-
coronavirus-stable-hours-surfaces; Aerosol and Surface Stability of SARS-CoV-2 as Compared with SARS-CoV-1, N. ENGL. J. MED. (Apr. 16, 2020), https://www.nejm.org/doi/full/10.1056/NEJMc2004973?query=featured_home.

[46]

CSIRO scientists publish new research on SARS-COV-2 virus ‘survivability’, COMMONWEALTH SCI. AND INDUS. RSCH. ORG. (Oct. 12, 2020), https://www.csiro.au/en/News/News-releases/2020/CSIRO-scientists-publish-new-research-on-SARS-COV-2-virus-survivability; Shane Riddell et al., The effect of temperature on persistence of SARS-CoV-2 on common surfaces, VIROLOGY J. (Oct. 7, 2020), https://virologyj.biomedcentral.com/articles/10.1186/s12985-020-01418-7.

129. By bonding with, and becoming part of, the property that it comes in contact with, SARS-CoV-2 causes physical loss and/or damage by attaching to, corrupting, and adversely altering that property, including the air contained in buildings and various common surfaces and fixtures, which renders such property dangerous, unusable, and unfit for its intended function. In short, the property is physically damaged.

C. Government Orders

130. In light of the high risk of spread through person-to-person interaction, as well as through the physical droplets residing in the air and on surfaces and objects within properties, local, state, tribal, and federal governmental authorities have sought to limit transmission by prohibiting, or in other cases, substantially reducing indoor person-to-person and person-to-surface contact. These various orders reflect the impacts to property posed by SARS-CoV-2 and/or COVID-19, including the heightened risks that flow from publicly accessible commercial properties where person-to-person and person-to-property-to-person transmission is otherwise unavoidable. The damage to property, i.e., the transformation and alteration of that property which rendered it dangerous for people to touch surfaces and fixtures and breathe the air, were the very impacts that led these authorities to close Caesars’ Covered Properties for several months at the onset of the pandemic (beginning in March 2020).

131. In early March 2020, states, counties, and cities where Caesars’ Covered Properties are located declared states of emergency to address the spread of SARS-CoV-2 and/or COVID-19.

132. State and local governments also began issuing orders limiting the number of people in a gathering or suspending or severely curtailing the operations of all “non-essential” businesses in response to SARS-CoV-2 and/or COVID-19, including casinos and racetracks such as those owned, operated, or managed by Caesars (the “Closure Orders”). Other orders, to the same effect, directed citizens to stay at home except for certain limited activities (the “Stay at Home Orders”).

133. State, local, and municipal authorities throughout the country have expressed that such orders were issued in part to contain and mitigate the physical property damage caused by the coronavirus. For example, the following orders (containing added emphasis) recognize the physical impact SARS-CoV-2 and/or COVID-19 has on property, including surfaces:

•

On March 7, 2020, the Governor of New York issued Executive Order No. 202 based on his authority to act “to protect state and local property, and to provide such other assistance as is necessary to protect public health, welfare, and safety.”

•

On March 16, 2020, the Mayor of New York City issued an emergency executive order closing non-essential businesses in the city and declaring, “this order is given because of the propensity of the virus to spread person to person and also because the virus physically is causing property loss and damage[.]”

•

On March 16, 2020, the Mayor of the City of New Orleans issued an emergency order suspending large gatherings and closing certain categories of businesses, stating “there is reason to believe that COVID-19 may be spread amongst the population by various means of exposure, including the propensity to spread person to person and the propensity to attach to surfaces for prolonged periods of time, thereby spreading from surface to person and causing property loss and damage in certain circumstances[.]”

•

On March 19, 2020, the Mayor of the City of Los Angeles issued a shutdown order, explaining “this Order is given because, among other reasons, the COVID-19 virus can spread easily from person to person and it is physically causing property loss or damage due to its tendency to attach to surfaces for prolonged periods of time.”

•

On April 1, 2020, in a supplement to a mayoral proclamation, the Mayor of the City of San Francisco extended coronavirus-related orders and stated, “this order and the previous orders issued during this emergency have all been issued because of the propensity of the virus to spread person to person and also because the virus physically is causing property loss or damage due to its proclivity to attach to surfaces for prolonged periods of time[.]”

•

On April 23, 2020, a Dallas County Judge issued an amended “Safer at Home Order” that states, “this Emergency Order is necessary because of the propensity of the virus to spread person to person and also because the virus is physically causing property damage due to its proclivity to attach to surfaces for prolonged periods of time[.]”

•

On April 20, 2020, the Nevada Governor issued an ordered recognizing the threat SARS-CoV-2 poses to property, stating “the ability of the novel coronavirus that causes COVID-19 to survive on surfaces for indeterminate periods of time renders some property unusable and contributes to . . . damage, and property loss.”

134. In March 2020, states, counties, cities, and tribes with authority where Caesars’ Covered Properties are located issued Closure Orders prohibiting all casinos within their boundaries from allowing gaming on the premises and Stay at Home Orders forbidding individuals from leaving their residences for non-essential purposes.

135. State and local governments issued the Closure Orders in response to the ubiquitous physical loss of or damage to property caused by SARS-CoV-2 and/or COVID-19 in different states and localities, including those states and localities where Caesars’ Covered Properties are located, as well as property within close physical proximity to Caesars’ Covered Properties.

136. The Closure Orders and Stay at Home Orders recognize that the presence of SARS-CoV-2 and/or COVID-19 in or on property must be presumed given the ubiquitous and highly-contagious nature of the virus, and that without limiting or suspending the operations of non-essential businesses (such as casinos, bars, and restaurants), the virus will continue to spread.

137. SARS-CoV-2 and/or COVID-19 will continue to cause physical loss of or damage to Caesars’ Covered Properties, as well as threaten the health, life, and safety of patrons and employees of the Covered Properties, until the pandemic ends.

a. Nevada

138. On March 5, 2020, Clark County reported its first known case of COVID-19 in Nevada.47

[47]

Southern Nevada Health District announces positive case of COVID-19 in a Clark County resident, S. NEV. HEALTH DIST. (Mar. 5, 2020), https://www.southernnevadahealthdistrict.org/news-release/southern-nevada-health-district-announces-positive-case-of-covid-19-in-a-clark-county-resident/ .

139. On March 11, 2020, MGM Resorts International issued a press release informing guests and employees that the Southern Nevada Health District had confirmed a case of COVID-19 involving a guest at The Mirage, who attended a conference from March 5-8.48 Shortly thereafter, MGM Resorts International reported that “several” employees had tested positive, including another employee at the Luxor Hotel & Casino.49

140. On March 12, 2020, Nevada Governor Steve Sisolak (“Governor Sisolak”) “declare[d] an emergency and direct[ed] all state agencies to supplement the efforts of all impacted and threatened counties to save lives, protect property, and protect the health and safety of persons in this state.”50 By that time, Clark County had reported 8 cases of COVID-19.51

141. By March 17, 2020, Nevada had 55 reported cases of COVID-19.52 Meanwhile, Clark County had 42 confirmed cases of COVID-19, including one confirmed death.53 On March 17, 2020, Governor Sisolak verbally ordered that all casinos, bars, and restaurants close, and signed Declaration of Emergency Directive 002 on March 18, 2020.54

[48]

MGM Resorts International Statement on COVID-19 Case Involving Guest at the Mirage, MGM RESORTS INT’L (Mar. 11, 2020),
https://investors.mgmresorts.com/investors/news-releases/press-release-details/2020/MGM-Resorts-International-Statement-On-COVID-19-
Case-Involving-Guest-At-The-Mirage/default.aspx.

[49]

Carolyn Williams, MGM Resorts letter says ‘several’ employees tested presumptive positive for COVID-19; layoffs, closures addressed, LAS VEGAS 8 NEWS NOW (Mar. 13, 2020), https://www.8newsnow.com/coronavirus/mgm-resorts-letter-says-several-employees-test-
presumptive-positive-for-covid-19-addresses-layoffs/.

[50]	Declaration of Emergency for COVID-19, Nev. Exec. Dep’t (Mar. 12, 2020), https://gov.nv.gov/News/Emergency_Orders/2020/2020-03-12_-_ COVID-19_Declaration_of_Emergency/ (emphasis added).
[51]

Update: Clark County case numbers for March 12, 2020, S. NEV. HEALTH DIST. (Mar. 12, 2020), https://www.southernnevadahealthdistrict.
org/news-release/update-clark-county-case-numbers-for-march-12-2020/ .

[52]

John Sadler, Sisolak orders statewide shutdown of casinos, other nonessential businesses, LAS VEGAS SUN (Mar. 17, 2020), https://lasvegassun.
com/news/2020/mar/17/sisoak-to-announce-statewide-shutdown-of-casinos-n/.

[53]	March 17, 2020 – COVID-19 Update, S. NEV. HEALTH DIST. (Mar. 17, 2020), https://www.southernnevadahealthdistrict.org/news-release/march- 17-2020-covid-19-update/.
[54]

Melissa Etehad & Lucas Kwan Peterson, Nevada orders all casinos, bars, restaurants closed as U.S. coronavirus cases surge, L.A. TIMES (Mar. 17, 2020), https://www.latimes.com/world-nation/story/2020-03-17/las-vegas-to-close-all-casinos-at-midnight; Declaration of Emergency Directive 002, NEV. EXEC. DEP’T (Mar. 8, 2020), https://gov.nv.gov/News/Emergency_Orders/2020/2020-03-18_-_COVID-19_Declaration_
of_Emergency_Directive_002/.

142. From March 17, 2020 to May 15, 2020, Governor Sisolak’s orders requiring the closure of all Nevada gaming operations were in effect. The Nevada Gaming Control Board also ordered all gaming operations to close.

143. On March 31, 2020, Governor Sisolak issued the COVID-19 Declaration of Emergency Directive 010, ordering all individuals in Nevada to stay at home.55

144. On April 29, 2020 Governor Sisolak’s Declaration of Emergency Directive 016 specifically recognized that “the ability of the novel coronavirus that causes COVID-19 to survive on surfaces for indeterminate periods of time renders some property unusable and contributes to . . . damage, and property loss.”56 In addition, Governor Sisolak ordered that “[g]aming operations, not including licensed online gaming or mobile wagering operations, shall remain closed until the Gaming Control Board determines that operations may safely resume.”

145. On May 7, 2020, Governor Sisolak issued COVID-19 Declaration of Emergency Directive 018: Phase One Reopening. This directive excluded gaming operations from the Phase One reopening and ordered the Gaming Control Board to promulgate guidance for a phased and incremental resumption of gaming operations.57

146. On May 28, 2020, Governor Sisolak issued COVID-19 Declaration of Emergency Directive 021 – Phase Two Reopening Plan, which reiterated that the Nevada Gaming Control Board would provide guidance for gaming reopening, and stated that such a reopening would be prohibited until at least June 4, 2020.58

[55]

Declaration of Emergency Directive 010 Stay at Home Order, NEV. EXEC. DEP’T (Mar. 31, 2020), https://gov.nv.gov/News/Emergency_
Orders/2020/2020-03-31_-_COVID-19_Declaration_of_Emergency_Directive_010_-_Stay_at_Home_Order_(Attachments)/ .

[56]

Declaration of Emergency Directive 016, NEV. EXEC. DEP’T (Apr. 29, 2020), https://gov.nv.gov/News/Emergency_Orders/2020/2020-04-29_-_
COVID-19_Declaration_of_Emergency_Directive_016_(Attachments)/ (emphasis added).

[57]

Declaration of Emergency Directive 018, NEV. EXEC. DEP’T (May 7, 2020), https://gov.nv.gov/News/Emergency_Orders/2020/2020-05-07_-_
COVID-19_Declaration_of_Emergency_Directive_018_-_Phase_One_Reopening_(Attachments)/ .

[58]

Declaration of Emergency Directive 021 – Phase Two Reopening Plan, NEV. EXEC. DEP’T (May 28, 2020), https://gov.nv.gov/News/Emergency_
Orders/2020/2020-05-28_-_COVID-19_Declaration_of_Emergency_Directive_021_-_Phase_Two_Reopening_Plan_(Attachments) /.

147. Casino reopenings are subject to the Gaming Control Board’s Health and Safety Policy for Resumption of Gaming Operations, as amended, which was originally issued on April 21, 2020 (together with amendments, the “NGCB Policy”). The NGCB Policy includes many restrictions, including a fifty percent gaming area occupancy cap and limits on players per table game.

148. Prior to reopening its Nevada casino resorts, Caesars submitted detailed plans for combatting the spread of SARS-CoV-2 and/or COVID-19 at its properties to the Gaming Control Board, which included (among other measures): cleaning, disinfecting, and sanitizing guidelines; providing face coverings for guests; adding touchless hand sanitizer dispensers and wipes; educating employees on proper cleaning and disinfection procedures in the CDC guidelines; monitoring building occupancy; and physical distancing.

149. On July 10, 2020, Governor Sisolak issued Declaration of Emergency Directive 027, which again shuttered bars, pubs, and taverns in seven counties, including Clark County, in response to the continued spread of SARS-CoV-2 and/or COVID-19.59 The Closure Order remained in effect until September 20, 2020.60

150. On November 23, 2020, Governor Sisolak issued Declaration of Emergency Directive 035, limiting gaming areas, retail stores, restaurants and bars, non-retail venues, pools and aquatic facilities, and other establishments to twenty-five percent occupancy.61

151. On February 14, 2021, Governor Sisolak issued Declaration of Emergency Directive 037, which slightly eased Emergency Directive 035’s restrictions on gaming floors and indoor food and beverage establishments (including restaurants, bars, pubs, and breweries within gaming properties) to allow for thirty-five percent occupancy beginning February 15, 2021. Pursuant to this same order, occupancy at retail stores, pools and aquatic facilities also increased to fifty percent.62

[59]	Declaration of Emergency Directive 027, NEV. EXEC. DEP’T (July 10, 2020), https://gov.nv.gov/News/Emergency_Orders/2020/2020-07-10_-_ COVID-19_Declaration_of_Emergency_Directive_027_(Attachments)/.
[60]

COVID-19 Mitigation and Management Task Force approves Clark County and Elko County plans to reopen bars due to impoved data and mitigation efforts, NEV. HEALTH RESPONSE (Sept. 17, 2020), https://gov.nv.gov/News/Press/2020/COVID-19_Mitigation_and_Management_
Task_Force_approves_Clark_County_and_Elko_County_plans_to_reopen_bars_due_to_improved_data_and_mitigation_efforts/.

[61]	Declaration of Emergency for Directive 035, NEV. EXEC. DEP’T (Nov. 23, 2020), https://gov.nv.gov/News/Emergency_Orders/2020/2020 -11-24_-_COVID19_Emergency_Declaration_Directive_035/.
[62]	Declaration of Emergency for Directive 037, NEV. EXEC. DEP’T (Feb. 14, 2021), https://gov.nv.gov/News/Emergency_Orders/2021/2021 -02-14_-_COVID-19_Emergency_Declaration_Directive_037_(Attachments)/.

152. In February 2021, Nevada’s Roadmap to Recovery was published, providing plans for reopening various businesses, places of worship, and recreational activities. Pursuant to this directive, starting March 15, 2021, Nevada increased occupancy to fifty percent at casinos and indoor food and beverage establishments. Beginning May 1, 2021, any further adjustments to the restrictions and operating protocols will be addressed by the Gaming Control Board. However, Nevada still has yet to announce a timeline for gaming floor operations to resume at full capacity.

b. Arizona

153. By March 19, 2020, Arizona had 44 COVID-19 reported cases.63 That same day, Arizona Governor Douglas A. Ducey (“Governor Ducey”) issued Executive Order 2020-09, limiting public access to bars, movie theaters, and indoor gyms and fitness clubs in counties with confirmed cases of COVID-19 effective March 20, 2020.

154. On March 30, 2020, Governor Ducey issued Executive Order 2020-18, a Stay at Home Order requiring individuals to limit time away from their place of residence or property outside of participation in or use of “Essential Activities.”

155. In Arizona, each sovereign Tribal partner has the authority to issue orders for casino closures. The Ak-Chin Indian Community Council announced casino closures, including for Harrah’s Ak-Chin Casino, to begin on March 19, 2020.

156. The Ak-Chin Indian Community Council instructed casino management staff to extend casino closures from March 19, 2020 until April 30, 2020, indicating that tentative re-opening would be scheduled for May 1, 2020 or until the State of Arizona breaks with Executive Order 2020-09. This casino re-opening was ultimately delayed until May 15, 2020, subject to social distancing protocols, including reduced capacity and limited seating at table games, among other limitations. These restrictions remain in place as of March 18, 2021.

[63]	COVID Data Tracker, CTRS. DISEASE CONTROL & PREVENTION (last visited Mar. 16, 2021), https://covid.cdc.gov/covid-data-tracker/#trends_totalandratecasessevendayrate.

c. Colorado

157. On March 10, 2020, Colorado Governor Jared Polis (“Governor Polis”) verbally declared a disaster emergency related to the presence of SARS-CoV-2 and/or COVID-19 within the State of Colorado. See C.R.S. § 2433.5-703(3). Governor Polis memorialized this state of disaster emergency declaration on March 11, 2020 in Executive Order D 2020 003. This Executive Order indicated that individuals can be exposed to the virus by “touching a surface or object that has the virus on it.”

158. By March 17, 2020, Colorado had 183 COVID-19 reported cases.64 That same day, the Colorado Department of Public Health and Environment’s (“CDPHE”) Executive Order 20-22 became effective, closing all casinos, racetracks, bars, and restaurants in Colorado to the public. The executive order specifically closed casinos and other businesses to “ingress, egress, use, and occupancy by the public.” CDPHE concluded these measures were necessary in light of the finding that SARS-CoV-2 and/or COVID-19 is transmitted through surfaces to which the virus has attached. CDPHE issued the order pursuant to its authority “to exercise such physical control over property and the persons of the people within this state as the department may find necessary for the protection of public health.” (emphasis added.)

159. On March 19, 2020, CDPHE issued an Update to Public Heath Order 20-22, closing all horse tracks and simulcast facilities to “ingress, egress, use, and occupancy by members of the public,” effective March 19, 2020.

160. On March 26, 2020, Governor Polis’ Executive Order D 2020 017 and the CDPHE’s Second Updated Public Health Order 20-24 became effective, requiring all residents to stay at home unless performing essential activities and requiring all non-critical businesses to close to the public. Casinos were not designated as “Critical Businesses” under the order. CDPHE’s updated Order

[64]

CDPHE Covid19 Daily State Statistics, COLO. DEPT. OF PUB. HEALTH AND ENV’T (last visited Mar. 17, 2021), https://data-cdphe.opendata.arcgis.com/datasets/cdphe-covid19-daily-state-statistics-1/data?orderBy=Date&orderByAsc=false&page=29.

20-24 specifically acknowledged that “COVID-19 also physically contributes to property loss . . . and damage due to its propensity to attach to surfaces for prolonged periods of time” and “[t]his [Order] helps to reduce the property damage caused by COVID-19 and preserves the welfare of our residents by reducing the spread of the disease in our communities and our workplaces.” (emphasis added.)

161. On April 8, 2020, Governor Polis again reiterated in Executive Order D 2020 032 that SARS-CoV-2 and/or COVID-19 physically contributes to property loss and damage due to its propensity to attach to surfaces for prolonged periods.

162. CDPHE’s Tenth Amended Public Health Order 20-28 generally required all casinos in Colorado to “remain closed to ingress, egress, use, and occupancy by members of the public” until approximately September 21, 2020. However, CDPHE approved the Variance Request of Gilpin County on June 6, 2020, which allowed casinos in Gilpin County, including Lady Luck Casino Black Hawk and Isle Casino Hotel Black Hawk, both Caesars’ Covered Properties, to reopen on June 17, 2020 subject to various restrictions, such as operating at fifty percent capacity and prohibiting table games.

163. On July 9, 2020, Governor Polis issued Executive Order D 2020 127, reiterating that SARS-CoV-2 and/or COVID-19 can “be spread through contact with contaminated surfaces,” and allowing local communities that meet certain qualifications to apply to become a Protect Our Neighbors (“PON”) community in which all activities can occur at 50% capacity with social distancing and no more than five-hundred people in any one setting. Effective September 8, 2020, CDPHE approved Gilpin County as a PON community. Under Gilpin County’s PON status, casinos were specifically subject to extensive SARS-CoV-2 and/or COVID-19 mitigation and containment requirements, such as operating with no more than five hundred persons indoors or at fifty percent capacity, whichever is fewer.

164. On October 30, 2020, Governor Polis issued Executive Order D 2020 235, introducing “The Dial,” a color-coded framework of five COVID-19 concern levels ranging from least restrictive to most restrictive: green, blue, yellow, orange, and red. Counties qualify for a particular level by meeting specific metrics set out by CDPHE. Effective November 13, 2020,

CDPHE placed Gilpin County in the yellow level, under which casinos are subject to several limitations, such as a prohibition on table games. Effective November 23, 2020, Gilpin County moved into the orange level, under which casinos are subject to additional limitations, such as operating at twenty-five percent capacity.

165. Between November 2020 and February 2021, Governor Polis amended and renewed The Dial framework four times “due to the continued presence of COVID in Colorado.” As of March 18, 2021, Gilpin County is in the blue level of the framework, under which casinos may operate at fifty percent of the posted occupancy limit, not to exceed 175 people per room, whichever is less.

d. Florida

166. On March 9, 2020, Florida Governor Ron Desantis (“Governor Desantis”) issued Executive Order 20-52 declaring a state of emergency for the entire state of Florida as a result of SARS-CoV-2 and/or COVID-19.

167. On March 17, 2020, Governor DeSantis issued Executive Order Number 20-68, suspending all sale of alcoholic beverages for certain bars, limiting restaurants to fifty percent capacity, and restricting public beach gatherings.

168. By March 18, 2020, Florida had 328 COVID-19 reported cases.65

169. On March 20, 2020, Governor DeSantis issued Executive Order Number 20-70, closing all Broward County and Palm Beach County movie theaters, concert houses, auditoriums, playhouses, bowling alleys, arcades, gymnasiums, fitness studios, and beaches.

170. On April 1, 2020, Governor Desantis signed Executive Order 20-91, effective from April 3, 2020 to April 30, 2020, requiring all individuals in Florida to stay at home other than when obtaining, providing, or conducting essential services and activities.

171. On April 29, 2020, Governor Desantis issued Executive Order 20-112, which allowed parts of Florida to initiate “Phase 1 Recovery” allowing for certain restrictions to be lifted from the previous stay at home order. However, Broward County, where the Caesars’ Isle Casino Pompano is located, was specifically excluded from the Phase 1 reopening at that time.

[65]

Florida Department of Health Updates New COVID-19 Cases, Announces One New Death Related to COVID-19, 6 p.m. Update, FLA. DEPT. OF HEALTH (Mar. 18, 2020) (last visited Mar. 17, 2021), http://www.floridahealth.gov/newsroom/2020/03/031820-1859-covid19.pr.html.

172. On June 3, 2020, Governor DeSantis issued Executive Order Number 20-139, allowing parts of Florida to initiate Phase 2 of reopening and permitting pari-mutuel facilities to operate with approval from the applicable county official and the Secretary of the Department of Business and Professional Regulation, subject to written request to the Governor.

173. On June 10, 2020, Broward County Administrator Bertha Henry (“Administrator Henry”) issued Emergency Order 20-16, allowing pari-mutuel facilities in Broward County to reopen, subject to public health protocols, on June 12, 2020 after receiving written approval of a “Pari-Mutuel Plan” from the Broward County Administrator and the Department of Business and Professional Regulation.

174. On December 11, 2020, Administrator Henry issued Emergency Order 20-29, a Comprehensive Emergency Order for Broward County limiting pari-mutuel establishments to fifty percent of the maximum capacity. As of March 18, 2021, this capacity restriction remains in place.

e. Illinois

175. By March 15, 2020, Illinois had 93 reported COVID-19 cases.66

176. From March 16, 2020 to July 1, 2020, the Illinois Gaming Board (“IGB”) ordered all casinos in Illinois to suspend operations at Illinois casinos due to SARS-CoV-2 and/or COVID-19.

177. On March 20, 2020, Illinois Governor JB Pritzker (“Governor Pritzker”) issued Executive Order 2020-10, requiring all residents to stay at home unless performing essential activities and requiring all non-essential businesses to close to the public. The Executive Order specifically acknowledged “the virus’s propensity to physically impact surfaces and personal property.”

[66]

Public Health Officials Announce 29 New Cases of Coronavirus Disease in Illinois, ILL. DEPT. OF PUB. HEALTH (Mar. 15, 2020) (last visited Mar. 17, 2021), https://dph.illinois.gov/news/public-health-officials-announce-29-new-cases-coronavirus-disease-illinois.

178. On April 1, 2020, Governor Pritzker signed a Proclamation emphasizing that “the circumstances surrounding COVID-19 have resulted in the occurrence and threat of widespread and severe damage, injury, and loss of life and property. . . .”

179. The IGB permitted casinos to reopen on July 1, 2020, subject to various restrictions, including operating at up to fifty percent maximum capacity.

180. From August 2020 to November 2020, as COVID-19 cases rose across Illinois, Governor Pritzker issued a series of Executive Orders placing additional restrictions, such as shorter hours and capacity limits, on casinos in various Illinois regions, including counties in which Caesars’ Covered Properties are located.

181. On November 18, 2020, Governor Pritzker issued Executive Order 2020-73, effective November 20, 2020, closing all casinos and other public amusement properties. Pursuant to this Executive Order, the IGB suspended all casino gambling and video gaming operations until further notice, effective November 19, 2020.

182. On January 15, 2021, Governor Pritzker issued Executive Order 2021-02, allowing casinos in certain Illinois regions to begin reopening, subject to restricted hours and capacity limits. As of March 18, 2021, all Caesars’ Covered Properties in Illinois remain subject to operational restrictions, including a fifty percent capacity limit.

f. Indiana

183. By March 16, 2020, Indiana had 24 reported COVID-19 cases.67

184. In response to SARS-CoV-2 and/or COVID-19 and in the interest of public health, the Indiana Gaming Commission (“IGC”) required the closure of all Indiana gaming establishments, effective March 16, 2020 through June 15, 2020.

185. On March 23, 2020, Indiana Governor Eric J. Holcomb (“Governor Holcomb”) signed Executive Order 20-08, which contained a directive for individuals in Indiana to stay at home, effective March 24, 2020. The order explicitly references the importance of “environmental cleaning of commonly-touched surfaces,” and sanitation of “commonly used surfaces” for essential businesses. Governor Holcomb extended the stay at home order through May 1, 2020.

[67]	Indiana’s Novel Coronavirus Response, IND. DEPT. OF HEALTH (last visited March 17, 2021), https://www.coronavirus.in.gov/.

186. Under Executive Order 20-32, casinos were required to remain closed until at least June 15, 2020. Casinos were only permitted to reopen at the direction of and subject to the approval of the IGC. The IGC issued Health and Safety Guidelines for Reopening of Casino Operations, placing several restrictions on reopening casinos, including capacity limits.

187. Starting in September 2020, Governor Holcomb issued a series of Executive Orders implementing a color-coded “Zone” system to track the status of SARS-CoV-2 and/or COVID-19 across Indiana, ranging from least to most severe: Blue, Yellow, Orange, and Red. Special measures or restrictions are imposed on counties based on color designation. Pursuant to these Executive Orders, the IGC ordered casinos in Red or Orange Zones to implement additional operational changes, including a fifteen percent capacity limit decrease for Red Zone county casinos, effective November 16, 2020.

188. Under the IGC’s Health and Safety Guidelines, last updated March 2, 2021, Blue Zone county casinos are limited to the number of available gaming positions with implemented physical distancing plus seventy-five percent, or seventy-five percent of capacity, whichever is less. More restrictions, such as lower capacity limits and table game player caps, apply to casinos in Yellow, Orange, and Red Zone counties.

g. Iowa

189. By March 17, 2020, Iowa had 29 reported COVID-19 cases.68 That same day, Iowa Governor Kimberly K. Reynolds (“Governor Reynolds”) issued the Proclamation of Disaster Emergency, closing “[a]ll casinos and other facilities conducting pari-mutuel wagering or gaming operations” and “performance venues.”

190. On April 2, 2020, Governor Reynolds extended the Proclamation of Disaster Emergency, requiring casinos and race tracks to remain closed through April 30, 2020.

[68]

Additional COVID-19 Cases in Iowa, IOWA DEPT. OF PUB. HEALTH (Mar. 17, 2020) (last visited Mar. 17, 2021), https://idph.iowa.gov/News/ArtMID/646/ArticleID/158310/Additional-COVID-19-Cases-in-Iowa-31720.

191. Although race tracks conducting pari-mutuel wagering were allowed to reopen in certain counties provided that no spectators attended in person, Governor Reynolds extended casino closures multiple times until June 1, 2020.

192. From June 1, 2020 to June 12, 2020, reopened casinos were limited to fifty percent of gaming or wagering positions and reopened performance venues were limited to fifty percent capacity. Meanwhile, local restrictions within casinos varied by county. For example, on August 27, 2020, Governor Reynolds ordered that all bars in Black Hawk County, including those in casinos, would be closed until September 20, 2020. In addition, from June 12, 2020 to February 6, 2021, reopened casinos and performance venues remained subject to several other restrictions, including social distancing measures.

h. Louisiana

193. By March 16, 2020, Louisiana had 137 reported COVID-19 cases.69

194. From March 16, 2020 to May 18, 2020, the Louisiana Gaming Control Board ordered all gaming operations in Louisiana, including Caesars’ Covered Properties, to close to the public. This included land-based casinos, licensed riverboat casinos, and all slots at the track licensed facilities.

195. On March 16, 2020, New Orleans Mayor Latoya Cantrell (“Mayor Cantrell”) signed a Mayoral Proclamation to Promulgate Emergency Orders During the State of Emergency Due to SARS-CoV-2 and/or COVID-19. Specifically, the proclamation recognized that SARS-CoV-2 and/or COVID-19 has “the propensity to attach to surfaces for prolonged periods of time, thereby spreading from surface to person and causing property loss and damage.” In addition, the proclamation stated that “imminent and emergency action must be taken to mitigate the effects of COVID-19 . . . and preserve the lives and property of the people of the City of New Orleans.”

196. On March 16, 2020 Louisiana Governor John Bel Edwards (“Governor Edwards”) issued Additional Measures for COVID-19 Public Health Emergency in Proclamation Number JBE 2020-30, which required all casinos and video poker establishments to close on March 17, 2020.

[69]	COVID Data Tracker, CTRS. FOR DISEASE CONTROL AND PREVENTION (last visited Mar. 17, 2021), https://covid.cdc.gov/covid-data-tracker/#trends_totalandratecasessevendayrate.

The order allowed race tracks to remain open, but prohibited members of the public to be allowed therein and forbade gaming operations. The order indicated that “these measures relating to gaming establishments . . . are necessary because of the ability of the COVID-19 virus to spread . . . due to its propensity to attach to surfaces for prolonged periods of time.”

197. On March 20, 2020, the Louisiana State Racing Commission approved an Emergency Order related to SARS-CoV-2 and/or COVID-19 operations at race tracks. The order stated “the Louisiana State Racing Commission has determined that the threat of COVID-19 is an extraordinary catastrophe and force majeure requiring immediate and emergency action to protect the health, safety, welfare, and interests of the State or Louisiana, its citizens, and their property.” (emphasis added.)

198. Governor Edwards issued Stay at Home and Closure Orders that were in effect from March 23, 2020 to May 15, 2020, requiring all individuals within the state to stay at home unless performing essential activities and requiring non-essential businesses, including casinos and racetracks, to close to the public. In Proclamation No. 33 JBE 2020, Governor Edwards specifically acknowledged that “these measures relating to closure of certain businesses and to limit the operations of nonessential businesses are necessary because of the propensity of the COVID-19 virus to spread . . . due to its ability to attach to surfaces for prolonged periods of time.”

199. On May 14, 2020, Governor Edwards issued Phase 1 of Resilient Louisiana in Proclamation Number 58 JBE 2020, which authorized the limited reopening of certain business, including casinos, racetracks, and video poker establishments. Effective May 18, 2020, the Louisiana Gaming Control Board authorized all gaming establishments to open subject to public health safety requirements, including a twenty-five percent cap on occupancy, and any other local requirements.

200. On May 29, 2020 in its Guidelines for COVID-19 Reopening Phase One (the “Guidelines”), the City of New Orleans Health Department also stated that SARS-CoV-2 and/or COVID-19 is “spread easily amongst the population by various means of exposure, including person to person transmission and attaching to surfaces for prolonged periods of time.” The Guidelines specifically required casinos and video poker in New Orleans to remain closed, and that closure was extended until June 13, 2020.

201. On June 4, 2020, Governor Edwards issued Phase 2 of Resilient Louisiana in Proclamation Number 74 JBE 2020, which allowed casinos, racetracks, and video poker establishments to remain open subject to public health safety requirements, including a fifty percent cap on occupancy. Subsequent Executive Proclamations have kept this fifty percent occupancy limitation in place.

202. On June 9, 2020, Mayor Cantrell announced New Orleans would enter Phase 2 of reopening on June 13, 2020. Under the Guidelines for COVID-19 Reopening Phase 2, the New Orleans Department of Health allowed casinos in New Orleans to open at twenty-five percent capacity. Subsequent Guidelines have kept the twenty-five percent occupancy limitation in place.

203. On January 29, 2021, New Orleans entered Modified Phase 2 of reopening, allowing casinos to operate at fifty percent capacity. As of March 12, 2021, this fifty percent capacity restriction remains unchanged under New Orleans’ Modified Phase 3 Guidelines, which is consistent with Governor Edwards’ most recent March 2, 2021 Executive Proclamation maintaining the occupancy restrictions.

i. Maryland

204. On March 5, 2020, Maryland Governor Lawrence J. Hogan, Jr. (“Governor Hogan”) declared a state of emergency and catastrophic health emergency in the State of Maryland.

205. Starting on March 12, Governor Hogan issued a series of orders prohibiting gatherings and closing restaurants, bars, senior centers, fitness centers, theaters, malls, recreational establishments, government buildings, and facilities with large occupancy or attendance.

206. By March 15, 2020, Maryland had 37 reported COVID-19 cases.70 That same day, Governor Hogan issued an Order Closing Casinos, Racetracks and Simulcast Betting Facilities, effective March 16, 2020. The order specifically identified the Horseshoe Casino Baltimore as an affected facility controlled by it.

[70]	COVID Data Tracker, CTRS. FOR DISEASE CONTROL AND PREVENTION (last visited Mar. 17, 2021), https://covid.cdc.gov/covid-data-tracker/#trends_totalandratecasessevendayrate.

207. On March 30, 2020, Governor Hogan also issued Order No. 20-03-30-01, a Stay at Home Order, which prohibited large gatherings and non-essential businesses, and required all persons generally to stay at home.

208. Governor Hogan’s March 15, 2020 closure order ultimately remained in effect for casinos, racetracks, and simulcast betting facilities until June 19, 2020. On that date, gaming facilities were allowed to re-open at fifty percent capacity, subject to applicable local orders and other directives. Governor Hogan’s subsequent orders kept the fifty percent occupancy limitation in place until March 9, 2021, when he ordered all occupancy limitations to cease effective March 12, 2021.

209. On November 10, 2020, Baltimore Mayor Bernard C. “Jack” Young (“Mayor Young”) issued a Mayoral Executive Order, effective November 12, 2020, limiting Baltimore City casinos to twenty-five percent capacity, which was more restrictive than Governor Hogan’s then-effective order. Even after Governor Hogan ordered occupancy limits on casinos to be lifted on March 12, 2021, Mayor Young issued an Executive Order maintaining Baltimore’s local COVID-19 mandates, including the twenty-five percent occupancy limit for casinos. Following Mayor Young’s most recent order on March 17, 2021, Baltimore casinos may open at fifty percent of maximum capacity beginning on March 26, 2021.

j. Mississippi

210. By March 17, 2020, Mississippi had 34 reported COVID-19 cases.71

211. From March 16, 2020 to May 21, 2020, the Mississippi Gaming Commission ordered all Mississippi casinos, including Caesars’ facilities, to close to the public. In doing so, the Mississippi Gaming Commission conditioned the licenses of casinos in the state upon the evacuation of all patrons.

212. From April 3, 2020 to April 27, 2020, Mississippi Governor Tate Reeves’ (“Governor Reeves”) Stay at Home and Closure Orders were in effect, requiring all residents to stay at home unless performing essential activities and requiring non-essential businesses to close to the public. Governor Reeves’ Stay at Home and Closure Orders specifically recognized that “the risk of spread of COVID-19 within Mississippi . . . may result in substantial injury or harm to life, health, and property within Mississippi.” (emphasis added.)

[71]	COVID Data Tracker, CTRS. FOR DISEASE CONTROL AND PREVENTION (last visited Mar. 17, 2021), https://covid.cdc.gov/covid-data-tracker/#trends_totalandratecasessevendayrate.

213. Effective April 27, 2020, Governor Reeves issued a series of Executive Orders reopening some, then all Mississippi businesses subject to several restrictions, including capacity limits. Starting on October 19, 2020, Governor Reeves issued a series of Executive Orders imposing more stringent restrictions on particular areas of Mississippi, including counties where Caesars’ Covered Properties are located.

214. Pursuant to the Mississippi Gaming Commission’s Phase One Casino Reopening Guidelines, casinos were allowed to reopen on May 21, 2020 but only under significant restrictions, including operating at fifty percent capacity. Subsequent amendments to the Reopening Guidelines maintained these restrictions until the Mississippi Gaming Commission published an Industry Letter dated March 4, 2021, which changed the occupancy capacity limit to seventy-five percent.

k. Missouri

215. On March 13, 2020, Governor Michael L. Parson (“Governor Parson”) issued Executive Order 20-02, declaring a State of Emergency in Missouri due to the spread of SARS-CoV-2 and/or COVID-19.

216. By March 17, 2020, Missouri had 13 reported COVID-19 cases.72 That same day, the Missouri Gaming Commission ordered all gaming casinos in Missouri, including Caesars’ Covered Properties, to suspend operations and close to the public.

217. On March 18, 2020, Gary E. Zaborac, Director of Public Health for the Clay County Public Health Center and Health Officer for the County of Clay (“Director Zaborac”) issued a Public Health Emergency Order prohibiting public gatherings of 10 or more people, and requiring all restaurants, dining facilities, bars, taverns, clubs, and movie theaters to be closed to the public.

218. On March 22, 2020, Director Zaborac issued Public Health Emergency Order Amended 03222020, requiring individuals to stay at home unless performing “Essential Activities” in efforts to “protect public life, health, safety and property” beginning March 24, 2020. Director Zaborac extended the order until May 3, 2020.

[72]	COVID Data Tracker, CTRS. FOR DISEASE CONTROL AND PREVENTION (last visited Mar. 17, 2021), https://covid.cdc.gov/covid-data-tracker/#trends_totalandratecasessevendayrate.

219. On April 3, 2020, the Missouri Department of Health and Senior Services (“MDHSS”) issued a Stay at Home order, requiring individuals in Missouri to avoid leaving their homes unless performing essential activities. MDHSS extended the Stay at Home order to May 3, 2020.

220. Effective May 4, 2020, MDHSS issued a reopening order, allowing certain businesses, such as retail establishments and restaurants, to reopen subject to several public safety requirements. The Missouri Gaming Commission did not allow riverboat casinos to reopen until June 1, 2020. Reopened casinos were subject to local requirements, such as capacity restrictions of twenty-five percent in St. Louis County, fifty percent in Jackson and Clay Counties, and fifty percent in Kansas City.

221. Effective February 9, 2021, St. Louis County changed the capacity restriction to fifty percent. Kansas City, St. Louis County, Jackson County, and Clay County’s fifty percent capacity restrictions remain unchanged as of March 18, 2021.

l. New Jersey

222. By March 16, 2020, New Jersey had 178 reported COVID-19 cases.73 That same day, New Jersey Governor Phillip D. Murphy’s (“Governor Murphy”) Executive Order 104 became effective, requiring “closure of the physical facility” for casino gaming floors, retail sports wagering lounges, casino concert and entertainment venues, racetracks and stabling facilities.

223. Also on March 16, 2020, the Division of Gaming Enforcement suspended casino and retail sports wagering operations pursuant to the Casino Control Act.

[73]	TRANSCRIPT: March 16th, 2020 Coronavirus Briefing Media, OFFICIAL SITE OF STATE OF N.J. (Mar. 16, 2020) (last visited Mar. 17, 2021), https://www.nj.gov/governor/news/news/562020/20200316f.shtml.

224. From March 21, 2020 to June 9, 2020, Governor Murphy’s Stay at Home and Closure Orders were in effect, requiring all residents to stay at home unless performing essential activities and requiring non-essential businesses, including casino gaming floors, retail sports wagering lounges, casino concert and entertainment venues, racetracks and stabling facilities, to close to the public. Governor Murphy’s Closure Orders further required casinos and racetracks to remain closed to the public until June 26, 2020, after which they could reopen pursuant to compliance with additional requirements imposed by the Division of Gaming Enforcement, the New Jersey Racing Commission, and any other relevant State Entity.

225. On July 1, 2020, the Division of Gaming Enforcement issued a reopening order allowing casinos and sports wagering lounges to resume operations on July 2, 2020, subject to previously approved safety protocols, including a twenty-five percent occupancy cap and limits on players per table game.

226. Subsequent orders from both Governor Murphy and the Division of Gaming Enforcement imposed additional restrictions on casinos, including a prohibition on indoor smoking and limits on indoor food and beverage service.

227. On February 3, 2021, Governor Murphy issued Executive Order No. 219, changing the occupancy capacity for food establishments, entertainment venues, and casinos to thirty-five percent effective February 5, 2021.

228. On March 11, 2021, Governor Murphy issue Executive Order No. 230, changing the occupancy capacity for food establishments, entertainment venues, and casinos to fifty percent effective March 19, 2021. As of March 18, 2021, this capacity restriction remains unchanged.

m. Ohio

229. On March 9, 2020, Ohio Governor Mike DeWine (“Governor DeWine”) issued Executive Order 2020-01D, declaring a state of emergency for all of Ohio. In doing so, Governor DeWine recognized the propensity for individuals to “get COVID-19 by touching a surface or object that has the virus on it and then touching their own mouth, nose or eyes.”

230. On March 12, 2020, Amy Acton, the Director of the Ohio Department of Health (“Director Acton”) issued a Director’s Order, which prohibited all mass gatherings of more than 100 people, whether indoors or outdoors.

231. By March 13, 2020, Ohio had 13 reported cases of COVID-19.74

232. Effective March 14, 2020, the Ohio Casino Control Commission ordered all licensed casino facilities, including Caesars’ Ohio facilities, to implement compliance with the Ohio Department of Health’s prohibition on mass gatherings. By prohibiting access to Caesars’ Ohio facilities of more than 100 customers, the Ohio Casino Control Commission restricted the intended use of the Ohio facilities and caused the partial interruption of Caesars’ business operations at those Ohio facilities.

233. On March 17, 2020 the Amended Director of Health Order closed auditoriums, stadiums, arenas, parades, fairs, festivals, and all places of public amusement.

234. On March 21, 2020, Director Acton issued an order mandating that “any establishment whose primary business is operating any adult or child skill-based amusement machine; no-chance pre-reveal games; or any other amusement machines or other games where there is possibility of winning prizes in any form, including cash, or any other equivalent game must close.” The order clarified that the closure applied to skill and non-skill based games.

235. On March 22, 2020, Governor DeWine, Lt. Governor Jon Husted, and Director Acton announced that Ohio will be under a Stay at Home Order effective March 23, 2020. On April 2, 2020, Director Acton issued an Amended Director’s Stay at Home Order, requiring all individuals living in Ohio to remain at their place of residence unless engaging in Essential Activities, or to participate in Essential Businesses and Operations.

236. On April 30, 2020, Director Acton issued the Director’s Stay Safe Ohio Order that extended the stay at home order, reopened certain businesses, and extended closures for skill or chance game facilities, whether indoors or outdoors. The Ohio Casino Control Commission confirmed that gaming facilities, including casinos and racinos, were to remain closed under the Responsible Restart Ohio program.

[74]

News Now, OHIO MENTAL HEALTH & ADDITION SERVICES (Mar. 13, 2020) (last visited Mar. 17, 2021), https://mha.ohio.gov/Portals/0/
assets/ResearchersAndMedia/News%20and%20Events/News%20Archives/OhioMHASNewsNow/2020/March%2013%202020%
20News%20Now.pdf?ver=2020-03-18-101214-263.

237. Governor DeWine announced that Ohio’s casinos and “racinos” (combined race track and casino complexes) would be permitted to reopen on June 19, 2020, provided they comply with the Responsible Restart Ohio requirements issued by the Ohio Department of Health, including a fifty percent occupancy cap and limits on players per table game.

238. On November 19, 2020, the Ohio Department of Health issued a Director’s Stay at Home Tonight order, requiring all individuals living in Ohio to stay at home from 10:00 p.m. to 5:00 a.m. unless engaging in certain essential activities. Governor DeWine extended this curfew repeatedly until February 11, 2021, when it expired.

239. On November 20, 2020, the City of Columbus and Franklin County, where a Covered Property is located, issued a COVID-19 Health Advisory strongly advising residents to stay at home unless engaging in certain essential activities.

240. On March 2, 2021, the Ohio Department of Health issued an Addendum to Director’s Order, changing the indoor capacity limitation for indoor “Entertainment” venues—which does not include casinos and racinos—to twenty-five percent.

241. As of March 18, 2021, Ohio’s fifty percent capacity limitation for casinos and racinos remains unchanged.

n. Pennsylvania

242. On March 6, 2020, Pennsylvania Governor Tom Wolf (“Governor Wolf”) issued a Proclamation of Disaster Emergency, declaring the existence of a disaster emergency throughout Pennsylvania due to SARS-CoV-2 and/or COVID-19.

243. On March 13, 2020, Governor Wolf issued an order closing schools and discouraging large gatherings and traveling to recreational activities.

244. By March 14, 2020, Pennsylvania had 47 reported COVID-19 cases.75

245. Effective March 17, 2020, the Pennsylvania Gaming Control Board ordered all Pennsylvania gaming properties, including Caesars’ Pennsylvania facilities, to close to the public.

[75]	COVID Data Tracker, CTRS. FOR DISEASE CONTROL AND PREVENTION (last visited Mar. 17, 2021), https://covid.cdc.gov/covid-data-tracker/#trends_totalandratecasessevendayrate.

246. On March 19, 2020 Governor Wolf issued an order prohibiting operation of “a place of business in the Commonwealth that is not a life sustaining business regardless of whether the business is open to members of the public.”

247. On March 23, 2020, Governor Wolf issued a Stay at Home Order for seven counties to mitigate the spread of SARS-CoV-2 and/or COVID-19, including to Delaware County, where Caesars’ Covered Property is located.

248. The Pennsylvania civil authority orders withstood court challenge. In upholding Governor Wolf’s proclamation of a state-wide disaster emergency and March 19, 2020 Executive Order mandating the closure of physical operations at all non-life-sustaining businesses within Pennsylvania, the Pennsylvania Supreme Court acknowledged that because “one in four carriers of the virus are asymptomatic, and the virus can live on surfaces for up to four days,” “any location [] where two or more people can congregate is within the disaster area.” See Friends of Danny DeVito v. Wolf, 227 A.3d 872, 889–90 (Pa. 2020).

249. On April 15, 2020, Secretary of Health Rachel Levine signed the Order of the Secretary of the Pennsylvania Department of Health Directing Public Health Safety Measures for Businesses Permitted to Maintain In-Person Operations, which acknowledged that “exposure [to COVID-19] is possible by touching a surface or object that has the virus on it and then touching one’s mouth, nose, or eyes.”

250. In April 2020, Governor Wolf announced a three-phase reopening plan ranging from most restrictive to least restrictive: Red, Yellow, and Green. Counties move into a particular phase depending on regional conditions as measured by Pennsylvania Department of Health metrics. Casinos must remain closed until the Green Phase. Once permitted to reopen, casinos are subject to both the Green Phase requirements, such as a fifty percent capacity cap, and the COVID-19 Casino Reopening Protocols promulgated by the Pennsylvania Gaming Control Board on May 19, 2020. Chester County, where a Caesar’s Covered Property is located, was ultimately permitted to reopen casinos on June 26, 2020 when it moved into the Green Phase.

251. On July 15, 2020, Governor Wolf issued an order imposing additional restrictions on bars, restaurants, private catered events, nightclubs, gyms, and other businesses.

252. Starting in late November 2020, Governor Wolf and the Pennsylvania Department of Health issued a series of additional orders intended to slow the spread of SARS-CoV-2 and/or COVID-19. Effective December 12, 2020 to January 4, 2021, all Pennsylvania casinos were forced to close again. After reopening on January 4, 2021, all gaming venues were limited to fifty percent occupancy.

253. On March 15, 2021, Governor Wolf announced changing the occupancy limitation of restaurants, theaters, gyms, and casinos to seventy-five percent effective April 4, 2021.

254. As of March 18, 2021, the fifty percent capacity restriction continues to be in effect and will be in effect until April 4, 2021, when it will be increased to seventy-five percent.

D.	The Impact of SARS-CoV-2 and COVID-19 on Caesars’ Covered Properties

255. Caesars operates in the highly regulated industries of gaming and racing, which are subject to specific laws, rules and regulations of state, tribal and federal governments.

256. Typically, a state’s gaming regulatory environment is established by statute and is administered by a governing body with broad discretion to regulate the owners and managers of gaming operations. Among other responsibilities, gaming authorities or their equivalents in the various jurisdictions in which Caesars operates adopt, interpret, and enforce gaming laws, rules and regulations. Gaming laws are generally designed to protect gaming consumers and the viability and integrity of the gaming industry. Thus, Caesars must satisfy the requirements of gaming control boards or their equivalents and comply with their orders, such as the Closure Orders at issue in this case, to maintain the licenses, registrations, permits and approvals necessary to continue Caesars’ operations.

257. As described supra, because of the inherent dangers imposed by SARS-CoV-2 and COVID-19, which rendered Caesars’ Covered Properties and other properties unsafe, unusable and unfit for their intended purpose, casino commissioners and their equivalents ordered casinos and gaming facilities to close to the public in every state where Caesars’ Covered Properties are located.

258. Virtually all of Caesars’ Covered Properties were closed from mid-March to mid-June 2020. The Covered Properties suffered physical loss or damage caused by SARS-CoV-2 and the resulting COVID-19 pandemic during this time. SARS-CoV-2, which is contained in tangible physical droplets residing in the air and on the surfaces within the property, caused the Covered Properties to be unsafe and unusable for their normal occupancy and use, thereby causing loss or damage to the Covered Properties and impairing their value and utility. These physical droplets attached to the air and to surfaces and fixtures within the Covered Properties, which changed and altered those surfaces and objects, resulting in physical damage. These conditions were not unique to the Covered Properties; rather they were ubiquitous for indoor properties within a five-mile vicinity of the Covered Properties (and beyond).

259. The damage and loss caused by SARS-CoV-2 and/or COVID-19 (and the threat of further loss or damage) at the Covered Properties, along with the impact of the Closure Orders and similar orders issued by gaming regulators and other officials to help mitigate or prevent further damage or loss, resulted in an immediate business income loss.

260. While the Covered Properties were shut down, Caesars worked tirelessly to create robust safety plans to facilitate reopening. Scientists and various experts continued to study SARS-CoV-2 and COVID-19 to understand the nature and characteristics of the virus and disease, including how it is transmitted and impacts property. During this period, Caesars closely followed the science to determine whether any of the Covered Properties could be safely reopened in any manner.

261. As the scientific community learned more about SARS-CoV-2 and COVID-19 and analyzed potential protective measures that could be implemented to blunt the dangers posed, Caesars retained an epidemiologist to help determine the safest plans for its employees and guests. Following such guidance, Caesars repaired and remediated the Covered Properties by implementing rigorous health and safety protocols, mitigations, and modifications, under the guidance of the CDC and medical experts.

262. The protocols included (among others): (i) limiting the total occupancy at each Caesars Property to 25-50% maximum occupancy; (ii) limiting the available slot machines to every other machine and frequently disinfecting machines and chairs; (iii) limiting the number of players per table at table games; (iv) limiting the occupancy for large gatherings, shows, and live performances; and (v) planned non-operation of certain food venues and other traditional services (such as shuttles and valet).

263. Caesars also adopted several safety standards designed to combat the physical loss or damage to property and assist in the prevention and control of potential outbreaks of SARS-CoV-2 and/or COVID-19. For example, Caesars implemented increased cleaning and sanitation protocols for all cards and chips and human contact surfaces. Caesars also prepared all venues with PPE, optimized its HVAC systems, flushed all water systems, and mandated face coverings, social distancing, and health screening for employees and guests, as well as triage and case protocols for individuals exhibiting symptoms of illness.

264. Despite Caesars’ vigorous health and safety protocols and mitigation measures, the presence of SARS-CoV-2 and COVID-19 continued to cause loss or damage to the Covered Properties and impact Caesars’ business. Although the ability of the SARS-CoV-2 virus to attach onto surfaces and air is well accepted in the scientific and medical communities, there is not yet a generally recognized, reliable, and readily-available method to comprehensively test for its presence on property. Pre-symptomatic and asymptomatic guests and employees infected with COVID-19 have been on the Covered Properties frequently, regularly, and consistently over the course of this pandemic. These individuals can go undetected by even the most robust COVID-19 screening, control and mitigation protocols that Caesars utilizes.

265. It is thus clear that SARS-CoV-2 and/or COVID-19 were, and continue to be, physically present on, at and around the Covered Properties. Caesars has confirmed that, on its Las Vegas properties alone, over 2,600 employees, guests, contractors, vendors, or third parties that had been present on the Las Vegas Covered Properties have tested or claimed to be positive for COVID-19. At least some of those employees, guests, contractors, vendors, or third parties were present on the Las Vegas Covered Properties while positive with COVID-19.

266. Given the widespread infection of people with COVID-19, it is an inescapable fact that some portion of the patrons, employees, or other visitors to the other Covered Properties are infected with SARS-CoV-2. During the pandemic, Caesars has paid approximately 15,000 employees, including individuals from every Covered Property, COVID-19 sick pay because they either tested positive for COVID-19 or were forced to quarantine because they came in contact with an infected individual. Indeed, state and local authorities have confirmed the presence of SARS-CoV-2 and/or COVID-19 in each and every county in which Caesars’ operations are located. While on-site, infected individuals shed SARS-CoV-2 particles into the indoor air and onto surfaces (both of which are “property insured” under the All Risk Policies) within the Covered Properties.

267. Notwithstanding the extensive health and safety protocols and mitigation measures to reduce exposure to SARS-CoV-2 and/or COVID-19 at the Covered Properties, the ongoing presence and turnover of infected individuals (guests, patrons, vendors and employees), SARS-CoV-2 and/or COVID-19 are consistently present at, and constantly being reintroduced to, the Covered Properties. As a result, SARS-CoV-2 particles have been omnipresent at Caesars’ Covered Properties throughout the course of the pandemic, and their complete elimination from the indoor air and surfaces at the Covered Properties is physically impossible at this stage.

268. As already acknowledged by courts and governmental authorities throughout the nation, SARS-CoV-2 and/or COVID-19 have caused loss and damage to property by physically altering property, including its surfaces, as well as the air within the property. This has rendered Caesars’ Covered Properties unfit for their normal occupancy and purpose, impairing each property’s utility and usefulness. Caesars’ locations are intended to be used as indoor venues for persons to congregate and engage for gaming, entertainment, accommodation, and dining. The pandemic, occasioned by the widespread risk of transmission of SARS-CoV-2 and/or COVID-19 through tangible, physical droplets in the air and on surfaces, rendered those properties unsafe and unsuitable for their intended purposes. This physical alteration of useable and safe property into unusable and unsafe property constitutes a loss of that property.

269. The ongoing damage and loss caused by the presence of SARS-CoV-2 and/or COVID-19 at the Covered Properties—and at other indoor properties within a five-mile vicinity of the Covered Properties (and beyond)—have severely harmed Caesars and caused estimated business interruption losses exceeding $2 billion, which will accrue until Caesars can resume normal operations.

CAESARS’ INSURANCE COVERAGE PORTFOLIO AND THE ALL RISK POLICIES

270. This coverage dispute arises under first-party commercial All Risk Policies, which the Defendant All Risk Insurers sold to Legacy Eldorado and Legacy Caesars.

271. The Legacy Eldorado Policies have a policy period of May 1, 2019 through May 1, 2020, and each policy forms part of an insurance portfolio or program providing Legacy Eldorado $900 million in coverage per occurrence for that period.76 Each of the Legacy Eldorado All Risk Insurers participates in the $900 million portfolio at specific “attachment points” in various “layers,” also known as a shared and layered program, agreeing to insure a specific portion of the $900 million in coverage limits in exchange for significant premiums.

272. Although the Defendant Legacy Eldorado All Risk Insurers generally sold separate policies to Legacy Eldorado—with each policy contributing independently pursuant to its participation percentage and total limits of liability— each policy incorporated a 35-page core form and endorsements (“Legacy Eldorado Policy Form”), which the respective Defendant Legacy Eldorado All Risk Insurers then further modified with their own endorsements. The Legacy Eldorado Policy Form is attached as Exhibit 1, and is incorporated by reference.

273. The Legacy Caesars Policies have a policy period of December 1, 2019 through December 1, 2020, and each policy forms part of an insurance portfolio or program, providing Legacy Caesars $2.5 billion77 in coverage per occurrence for that period.78 Each of the Legacy Caesars All Risk Insurers participates in the $2.5 billion portfolio at specific “attachment points” in various “layers,” also known as a shared and layered program, agreeing to insure a specific portion of the $2.5 billion in coverage limits in exchange for significant premiums.

[76]

The length of time for which loss may be claimed under the All Risk Policies is called the “period of recovery” and begins with the date of loss or damage and is not limited by the expiration of the policy period.

[77]

The last layer of coverage, $500 million excess of the first $2 billion, only provides coverage for Caesars Palace Las Vegas. Thus, Caesars Palace Las Vegas has $2.5 billion in coverage and the remaining Covered Properties have $2 billion in coverage.

[78]

The length of time for which loss may be claimed under the All Risk Policies is called the period of recovery and begins with the date of loss or damage and is not limited by the expiration of the policy period.

274. Although Defendant Legacy Caesars All Risk Insurers generally sold separate policies to Legacy Caesars—with each policy contributing independently pursuant to its participation percentage and total limits of liability—every policy sold by Defendant Legacy Caesars All Risk Insurers incorporated an 82-page core policy form and endorsements (“Legacy Caesars Policy Form”), subject to additional endorsements or modifications added by each insurer in the portfolio.79 The Legacy Caesars Policy Form is attached as Exhibit 2, and is incorporated by reference.

275. The All Risk Policies reflect a negotiation involving highly sophisticated insurers. Through their review of the Legacy Eldorado Policy Form and the Legacy Caesars Policy Form, and the extensive changes they made and required Legacy Eldorado and Legacy Caesars to accept, the All Risk Insurers adopted the Policy Forms as their own.

276. By reason of their sale of the All Risk Policies, Defendant All Risk Insurers each owe a fiduciary duty and a covenant of good faith and fair dealing to Caesars.

277. “All Risk” policies provide the broadest coverage available, including time element coverage for lost gross earnings and extra expenses incurred as a result of an interruption of business. Under an all-risk policy, the policyholder’s burden is minimal—the policyholder need only show that a loss occurred and that the loss was fortuitous. The burden then shifts to the insurance company to show that an express limitation or exclusion in the policy either limits the insured amount or bars coverage altogether.

278. The “All Risk” coverage the Legacy Eldorado Insurers sold provides that “[t]his policy insures against all risks of direct physical loss or damage, occurring during the Policy Period, except as hereinafter excluded, of the property described and insured hereunder.” Exhibit 1, § 6.

279. Legacy Eldorado’s more than twenty-three properties are Insured Locations as defined in the Legacy Eldorado Policy Form. Exhibit 1, § 3.

[79]	Every Legacy Caesars All Risk Insurer incorporated the same eleven endorsements except American Guarantee, which did not incorporate the endorsements ten and eleven to the Legacy Caesars Policy Form.

280. The “All Risk” coverage the Legacy Caesars Insurers sold provides that “[t]his Global Master policy insures against all risks of direct physical loss or damage to insured property occurring during the policy term.” Exhibit 2, § I.4.

281. Legacy Caesars’ more than thirty-four properties are Insured Properties as defined in the Legacy Caesars Policy Form. Exhibit 2, § II.1.

282. Because the property damage or loss caused by SARS-CoV-2 and/or COVID-19 are not otherwise limited or excluded under the All Risk Policies, Caesars is entitled to coverage under several provisions in each of the All Risk Policies, many of which overlap. There is no provision in the All Risk Policies governing how Caesars may structure its claim when multiple coverage provisions apply. Caesars is thus entitled to structure its claim, to order its recovery, and to “stack” applicable coverages from implicated All Risk Policies to maximize its recovery.

A.	Applicable Coverages under the All Risk Policies

283. The All Risk Policies provide a number of coverages that are implicated by Caesars losses here, including, but not limited to, the following:

a. Gross Earnings/Loss of Profit

284. The Business Interruption (Gross Earnings) coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars insures:

1. Loss of Earnings resulting from the necessary interruption or reduction of business conducted by the Insured including all interdependencies between or among companies owned or operated by the Insured caused by physical loss, damage, or destruction by the perils insured herein during the term of this policy to Real and/or Personal Property. . . .

2. If such loss occurs during the term of this policy, it shall be adjusted on the basis of actual loss sustained by the Insured consisting of the net profit which is prevented from being earned including ordinary payroll for 90 days (including tips) and all charges and other expenses to the extent that these must necessarily continue during the interruption of business, but only to the extent to which such charges and expenses would have been incurred had no loss occurred.

Exhibit 1, § 8.B.

285. There is a per Occurrence80 sublimit of 365 days of losses for Gross Earnings coverage under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

286. The Legacy Caesars Policy Form allows Caesars to choose between Gross Earnings or Loss of Profits when calculating its business interruption losses. The Gross Earnings coverage Defendant Legacy Caesars All Risk Insurers sold to Caesars insures:

1. Loss due to the necessary interruption of business or operations conducted by the Insured, whether total or partial, including all interdependencies between or among companies owned or operated by the Insured, resulting from loss or damage insured herein and occurring during the term of this policy to property insured herein.

2. Such loss shall be adjusted on the basis of the actual loss sustained by the Insured, consisting of the net profit which is prevented from being earned including Ordinary Payroll and payroll; and all charges and other expenses (including Soft Costs) to the extent that these must necessarily continue during the period of recovery, but only to the extent to which such charges and expenses would have been incurred had no loss occurred.

Exhibit 2, § II.5.A.

287. There is no sublimit for Gross Earnings coverage under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

288. The Loss of Profits coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars insures “[l]oss of gross profit as hereinafter defined, resulting from interruption of or interference with the business or operations and caused by loss or damage to real or personal property as insured herein.” Exhibit 2, § II.5.B.

289. There is a per Occurrence81 sublimit of 365 days of losses for Loss of Profit coverage under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.7.

[80]	An “Occurrence” is defined under the Legacy Eldorado Policy Form as “the aggregate loss by any peril or combination of perils insured against arising out of a single event.” See Exhibit 1 § 56.M.
[81]

An “Occurrence” is defined under the Legacy Caesars Policy Form to be a “Loss, or a series of losses or several losses, which are attributable directly or indirectly to one cause or disaster or to one series of similar causes or disasters arising from a single event.” See Exhibit 2 § IV.15.W.

290. As alleged supra, Caesars has suffered business interruption loss resulting from loss or damage insured under the Policy Forms—specifically, the presence or suspected presence of SARS-CoV-2 and/or COVID-19 at Caesars’ Covered Properties—and that loss is covered by the All Risk Policies’ Gross Earnings or Loss of Profit provisions.

b. Civil or Military Authority

291. The Civil or Military Authority coverage that Defendant Legacy Eldorado All Risk Insurers sold Caesars insures:

Actual loss sustained as insured herein during the period of time when, as a result of physical loss or damage by a peril insured against within five (5) miles of the Insured premises access to real or personal property of the Insured is prohibited by order of civil or military authority.

Exhibit 1, § 9.E.

292. The Civil or Military Authority coverage is limited to the greater of 60 days of losses or $50 million per Occurrence under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

293. The Civil or Military Authority coverage that Defendant Legacy Caesars All Risk Insurers sold Caesars insures:

Actual Loss Sustained and Extra Expenses incurred by the Insured during the Period of Liability if an order of civil or military authority, or the Casino Commissioner, prohibits or impairs access to the Insured location provided such order or action is the direct result of physical damage of the type insured against under this Policy at the Insured location or within 5 miles of the Insured location.

Exhibit 2, § II.6.B.

294. The Civil or Military Authority coverage is limited to 45 days of losses per Occurrence under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

295. Caesars has lost business income and incurred extra expense because the Closure Orders and Stay at Home Orders, as well as casino commissioner orders, prohibited access to Caesars’ Covered Properties. These orders addressed a direct physical loss or damage—that is, the presence of SARS-CoV-2 and/or COVID-19 on property (i.e., in the air, on fixtures, floors and surfaces) and the continued transmission of the virus from persons to property—either at or within five miles of Caesars’ Covered Properties.

296. For example, the ability of guests to access and patronize Covered Properties has been prohibited by the Closure Orders or restricted by the operations limitations following the partial reopenings. The Stay at Home Orders also prohibited, in part, customers and potential customers from accessing and patronizing Covered Properties by requiring them to shelter in place or restricting them from travel.

297. Caesars’ business income losses and its sustained Extra Expenses are thus covered under the All Risk Policies’ Civil or Military Authority coverages.

c. Closure by Casino Control Commissioner or equivalent

298. The Closure by Casino Control Commissioner or equivalent coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars provides that “[i]f an order of a Casino Commissioner, or the State equivalent prohibits access to the insured location and provided such order is the direct result of imminent physical damage of the type insured against under this policy, regardless of whether damage actually occurred.” Exhibit 1, § 9.G.

299. The Closure by Casino Control Commissioner or equivalent coverage is limited to the greater of 60 days of losses or $25 million per Occurrence. There is no aggregate limit. Exhibit 1, § 4.

300. Caesars has lost business income and incurred extra costs because of orders of casino control commissioners and similar authorities that impaired access to Caesars’ Covered Properties. These orders addressed a direct physical damage or the threat of such damage—that is, the presence of SARS-CoV-2 and/or COVID-19 on property (i.e., in the air, on fixtures, floors and surfaces) and the continued transmission of the virus from persons to property—either at or within five miles of Covered Properties.

301. Therefore, certain of Caesars’ business income losses and its sustained Extra Expense are covered under the Legacy Eldorado Policy Form’s Closure by Casino Control Commissioner or equivalent coverage.

d. Special Perils Business Interruption Coverage

302. The Special Perils Business Interruption Coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars provides that:

This policy is extended to cover actual loss sustained as insured by this policy incurred by the Insured resulting from cancellation or inability to accept bookings for accommodations as a direct result of:

1. The occurrence, at an insured location, of . . . contagious and/or infectious disease[.]

. . .

2. The outbreak of contagious and/or infectious disease . . . within the vicinity of an insured location.

. . .

4. Closing of the whole or part of the premises of the Insured by order of public authority consequent upon the existence or threat conditions either actual or suspected at an insured location.

Exhibit 1, § 8.H.

303. The sublimit for Special Perils Business Interruption Coverage is $5 million per Occurrence and in the aggregate. Exhibit 1, § 4.

304. Caesars has lost business income and incurred extra cost because the Closure Orders and Stay at Home Orders, as well as casino commissioner orders, prohibited access to Caesars’ Covered Properties. These orders addressed a direct physical loss or damage—that is, the presence of SARS-CoV-2 and/or COVID-19 on property (i.e., in the air, on fixtures, floors and surfaces) and the continued transmission of the virus from persons to property—either at or within five miles of Caesars’ Covered Properties. Further, Caesars’ customers cancelled accommodation bookings, and Caesars was unable to accept bookings for accommodation due to (i) the outbreak of a contagious and infectious disease—COVID-19—within the vicinity of the Covered Properties; (ii) the closure of Covered Properties by public authorities due to the existence of SARS-CoV-2; and (iii) the threat of COVID-19 at the Covered Properties.

305. Caesars’ loss of business income and its sustained Extra Expenses are thus covered under the Legacy Eldorado Policy Form’s Special Perils Business Interruption Coverage.

e. Extra Expense

306. The Extra Expense coverage Defendant Legacy Eldorado All Risk Insurers sold to Caesars provides:

1. This Insurer will indemnify the Insured for the Extra Expenses incurred by the Insured in order to continue as nearly as practicable the normal operation of the Insured’s business following physical loss, damage to or destruction by the perils insured herein during the term of this policy to Real and/or Personal Property. . . .

2. The term Extra Expense, as used herein, is defined as the excess (if any) of the total cost necessarily and reasonably incurred during the recovery period chargeable to the operation of the Insured’s business, over and above the total cost that would normally have been incurred to conduct the business during the same period had no damage or destruction occurred.

Exhibit 1, § 8.C.

307. There is no sublimit for Extra Expense coverage under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

308. The Extra Expense coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides: “[t]his policy provides coverage for the reasonable and necessary Extra Expense (including Soft Costs) incurred by the Insured in order to continue as nearly as practicable the normal operation of the Insured’s business or operations following loss or damage insured.” Exhibit 2, § II.5.C.

309. The sublimit for Extra Expense is $100 million per Occurrence under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

310. Caesars is entitled to Extra Expense coverage for the reasonable and necessary extra costs Caesars incurred as a result of loss based on the presence or suspected presence of SARS-CoV-2 and/or COVID-19 at the Covered Properties.

311. For example, Caesars has incurred (and will continue to incur) certain remediation and mitigation costs related to health and safety modifications at the Covered Properties, enhanced cleaning and disinfecting, and screening protocols. These expenses were incurred to minimize the suspension and impact to the business and to comply with the limitations mandated by the Closure Orders and ongoing guidance regarding the best practices reported by the CDC, the WHO, public health officials, and Caesars’ retained epidemiologist.

f. Attraction Properties

312. The Legacy Eldorado Policy Form includes business interruption coverage for loss or damage to “Attraction Properties,” defined as “[p]roperties, not operated by the Insured, which attract potential customers to the vicinity of the Insured’s location.” Exhibit 1, § 56.B.

313. There is no sublimit for Attraction Properties coverage under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

314. The Attraction Property coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides:

This policy is extended to insure the actual loss sustained caused by or resulting from loss or damage of the type insured to:

. . .

Property not owned or operated by the Insured, which attracts business or trade to the vicinity of the Insured’s operations, including, but not limited to hotels, convention centers, casinos, airports and port facilities.

Exhibit 2, § II.6.A.1.

315. The Attraction Property coverage is limited to $100 million per Occurrence under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

316. As alleged supra, Caesars has suffered business interruption loss caused by the loss or damage insured under the Policy Forms—specifically, the presence or suspected presence of SARS-CoV-2 and/or COVID-19 at properties that attract business or trade to the vicinity of Caesars’ Covered Properties—and that loss is covered by the All Risk Policies’ Attraction Property provisions.

317. For example, SARS-CoV-2 and/or COVID-19 caused physical loss or damage at stadiums and similar venues that attract business to Caesars’ Covered Properties.

g. Ingress/Egress

318. The Ingress/Egress coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars insures: “[a]ctual loss sustained during the period of time when, as a result of physical loss or damage by a peril insured against within five (5) miles of the insured premises, ingress to or egress from the real or personal property of the Insured is prevented or hindered.” Exhibit 1, § 9.F.

319. The sublimit for Ingress/Egress coverage is limited to the greater of 60 days of losses or $50 million per Occurrence under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

320. The Ingress/Egress coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides:

This policy insures . . . the Actual Loss Sustained and Extra Expenses incurred by the Insured due to the necessary interruption or reduction of the Insured’s business due to physical prevention of ingress to or egress from an Insured location or within 5 miles of the Insured location, whether or not the premises or property of the Insured is damaged, provided that such prevention is the direct result of physical damage of the type insured by this Policy, to the kind of property not excluded by this Policy.

Exhibit 2, § II.6.C.

321. The sublimit for Ingress/Egress coverage is limited to 45 days of losses per Occurrence under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

322. Caesars has suffered business interruption loss as a direct result of an impairment of ingress to or egress from Covered Properties due to loss or damage to Covered Properties or loss or damage to properties within five miles of Covered Properties. The Closure Orders and Stay at Home Orders—addressing loss and damage from the presence or suspected presence of SARS-CoV-2 and/or COVID-19 at those non-covered locations in the vicinity of the Covered Properties—impaired customer and potential customer ingress to the Covered Properties. That loss is covered by the All Risk Policies’ Ingress/Egress provisions.

h. Leasehold Interest

323. The Leasehold Interest coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars provides:

In the event of physical loss, damage, or destruction caused by the perils insured herein . . . to real property which is leased by the Insured, this policy is extended to cover as follows:

1. If as a result of such loss or damage the property becomes wholly untenantable or unusable and the lease agreement requires continuation of rent, this Insurer shall indemnify the Insured for the actual rent payable for the unexpired term of the lease; or

2. If as a result of such loss or damage the property becomes partially untenantable or unusable and the lease agreement requires continuation of the rent, this Insurer shall indemnify the Insured for the proportion of the rent applicable thereto.

Exhibit 1, § 8.E.

324. There is no sublimit for Leasehold Interest coverage. There is no aggregate limit. Exhibit 1, § 4.

325. Caesars has incurred loss because its lease agreements have required continuation of rent payments despite the presence of SARS-CoV-2 and/or COVID-19 rendering the Covered Properties wholly or partially untenantable and unusable. That loss is covered by the Leasehold Interest coverage.

i. Rental Value and Rental Income

326. The Rental Value and Rental Income coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars insures:

Loss of Rental Income and/or Loss of Rental Value of the Insured caused by physical loss, damage or destruction by the perils insured herein during the term of this policy to property and/or premises rented/or occupied by the Insured and/or rented or leased by the Insured to others. Rental income shall include the total anticipated gross rental income from tenant(s) of the Insured’s building(s) and structure(s).

Exhibit 1, § 8.F.

327. There is no sublimit for Rental Value and Rental Income coverage under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

328. The Rental Value and Rental Income coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides:

This policy provides coverage for Loss of Rental Income and/or Loss of Rental Value of the Insured caused by loss or damage insured herein occurring during the term of this policy to property and/or premises rented, leased or occupied by the Insured and/or rented or leased by the Insured to others.

Exhibit 2, § II.5.E.

329. There is no sublimit for Rental Value and Rental Income coverage under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

330. Caesars has suffered business interruption losses as a result of the loss or damage caused by the presence or suspected presence of SARS-CoV-2 and/or COVID-19 at the Covered Properties, including loss of income for areas and/or portions of its properties rented to third parties. That loss is covered by the All Risk Policies’ Rental Value and Rental Income coverages.

j. Royalties

331. The Royalties coverage that Defendant Legacy Eldorado All Risk Insurers sold to Caesars insures: “[l]oss of income to the Insured under royalty, licensing fees, or commission agreements between the Insured and another party which is not realizable due to physical loss, damage or destruction by any of the perils covered herein during the term of this policy to property of the other party.” Exhibit 1, § 8.G.

332. There is no sublimit for Royalties coverage under the Legacy Eldorado Policy Form. There is no aggregate limit. Exhibit 1, § 4.

333. The Royalties coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides:

This policy provides coverage for Loss of Royalties, Fees and Commissions which would have been earned under Royalties, Fees or Commission Agreements between the Insured and any concern(s), as a result of loss or damage to the property of such concern(s) caused by loss or damage to property insured herein occurring during the term of this policy.

Exhibit 2, § II.5.F.

334. The Royalties coverage is limited to $25 million under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

335. Caesars has experienced Loss of Royalties, Fees, and Commissions due to loss or damage from the presence or suspected presence of SARS-CoV-2 and/or COVID-19 to the properties of other parties.

k. Miscellaneous Unnamed Locations

336. The Miscellaneous Unnamed Location coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides coverage for: “[a] location at which the Insured has property of the type insured hereunder which has not been reported to the Insurer.” Exhibit 2, Endorsement #7.

337. The Miscellaneous Unnamed Locations coverage is limited to $100 million under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

338. To the extent any of Caesars’ Covered Properties were not reported to the Legacy Caesars Insurers, Caesars is entitled to the Miscellaneous Unnamed Locations coverage for the loss or damage at such Covered Properties due to the presence or suspected presence of SARS-CoV-2 and/or COVID-19.

l. Professional Fees / Loss Adjustment Expense

339. The Professional Fees / Loss Adjustment Expense coverage that Defendant Legacy Caesars All Risk Insurers sold to Caesars provides: “[t]his policy is extended to insure expenses incurred by the Insured, or by the Insured’s representatives for assessing, for preparing and/or certifying details of a claim resulting from a loss which would be payable under this policy.” Exhibit 2, § II.4.M.

340. There is no sublimit for Professional Fees / Loss Adjustment Expense coverage under the Legacy Caesars Policy Form. There is no aggregate limit. Exhibit 2, § I.5.

341. Caesars has incurred expenses in the form of professional fees and loss adjustment expenses for the services of The Claro Group in preparing the interim proof of loss and supporting documentation. Those costs are continuing to be incurred and will be proven at trial.

*        *        *

342. While Caesars has identified the foregoing coverages as applicable to the losses it has suffered to date, additional coverages under the All Risk Policies may be triggered as the loss is continuing.

B.	No Applicable Exclusions in the All Risk Policies

343. No exclusion in the Policy Forms, or added via endorsement to any of the All Risk Policies issued by the Defendant All Risk Insurers, applies to Caesars’ claim. To the extent the Defendant All Risk Insurers contend that any exclusion(s) apply, such exclusion(s) are ambiguous, inapplicable, and/or unenforceable.

344. Viruses, such as SARS-CoV-2, and communicable diseases, such as COVID-19, are known perils in underwriting standard all risk policies. Indeed, the insurance industry has known for years that the presence of disease-causing agents on property constitutes damage and/or loss to that property. Since the 1960s, courts have held that the presence of disease-causing agents, as well as other risks that render property unfit or unsafe for its intended purpose, cause damage and/or loss to property. More recently, on information and belief, property insurers paid claims related to the SARS outbreak in the early 2000s.

345. Following the SARS outbreak, the insurance industry’s drafting arm, the Insurance Services Office, Inc. (the “ISO”), sought regulatory approval in 2006 to introduce a new “Exclusion of Loss Due to Virus or Bacteria.” The ISO recognized that “disease-causing agents” (like SARS) can cause property damage and lead to “business interruption (time element) losses.” Filing CF-2006-OVBEF, “Amendatory Endorsement – Exclusion of Loss Due to Virus or Bacteria” at 1 (ISO Properties, Inc., 2006). This standard ISO exclusion does not appear anywhere in the All Risk Policies issued by the Defendant All Risk Insurers, despite the common use of the ISO exclusion (or similar language) in the insurance industry following the outbreaks of SARS, MERS, H1N1 and Zika.

346. Unlike the Defendant All Risk Insurers named in this lawsuit, one of the insurers in Legacy Eldorado’s portfolio, Arch Specialty, modified the Legacy Eldorado Policy Form (through an endorsement) to exclude from coverage property damage or loss (and related business interruption) caused by viruses.

347. The Arch Specialty policy exclusion states:

Exclusion of Loss Due to Virus or Bacteria

2. We will not pay for loss or damage caused by or resulting from any virus, bacterium or other microorganism that induces or is capable of inducing physical distress, illness or disease. However, this exclusion does not apply to loss or damage caused by or resulting from “fungus”, wet rot or dry rot. Such loss or damage is addressed in a separate exclusion in this policy.

348. Similarly, one of the insurers in Legacy Caesars’ portfolio, Ironshore, modified the Legacy Caesars Policy Form to sublimit coverage for “Pandemic Disease” to “No Coverage,” meaning that the Ironshore policy provides $0 in coverage for damage or loss resulting from a pandemic disease.

349. The Defendant All Risk Insurers could have added a sublimit or an exclusion to their policies for loss or damage caused by or resulting from a virus or communicable/pandemic disease conditions, just as Arch Specialty and Ironshore did, but elected instead to undertake and insure those risks.

350. While the Policy Forms issued by the All Risk Insurers and some endorsements added by individual All Risk Insurers also include an exclusion for seepage and/or pollution and/or contamination or for contaminants or pollutants, these exclusions do not preclude coverage for Caesars’ claim under the All Risk Policies because they apply to traditional environmental pollution, not pandemic conditions or the circumstances presented by SARS-CoV-2 and/or COVID-19.

351. Such a conclusion is also evidenced by the adoption of the specific exclusion in the Arch Specialty policy, described above and not made a part of this lawsuit. If the loss caused by SARS-CoV-2 and/or COVID-19 were already excluded by a traditional environmental pollution exclusion, the Arch Specialty exclusion would be redundant and unnecessary. Similarly, Caesars does not seek coverage under the All Risk Policies’ coverage extensions for decontamination costs or pollutant cleanup and removal costs because neither SARS-CoV-2 nor COVID-19 is a contaminant or a pollutant.

352. Thus, because the All Risk Policies insure Caesars’ Covered Properties against all risks not specifically excluded or sublimited, and loss or damage resulting from a virus or pandemic-causing disease is not excluded or sublimited, the Defendant All Risk Insurers must pay for Caesars’ substantial losses.

353. Notably, insurers have made clear that they are not willing to underwrite the risks posed by a pandemic going forward. Recognizing the significant exposure presented by the COVID-19 pandemic and other virus outbreaks, the insurers have now insisted on new language (which expressly excludes damage or loss caused by virus or communicable disease) being added to Caesars’ 2020-2021 policy form. The new “Communicable Disease / Pandemic Endorsement” states:

This policy does not insure any loss, damage, claim, cost, expense or other sum, directly or indirectly arising out of, attributable to, or occurring concurrently or in any sequence with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease.

For the purposes of this endorsement, loss, damage, claim, cost, expense or other sum, includes, but is not limited to, any cost to clean-up, detoxify, remove, monitor or test: (1) for a Communicable Disease, or (2) any property insured hereunder that is damaged or affected by such Communicable Disease.

As used herein, a Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where: (1) the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and (2) the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and (3) the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property insured hereunder.

This endorsement applies to all coverage extensions, additional coverages, exceptions to any exclusion and other coverage grant(s).

354. This new exclusionary language added to subsequent policies—which is not found in any of the prior All Risk Policies—confirms that this risk was covered and not excluded in the All Risk Policies at issue in this suit.

C.	Sublimited Communicable Disease Coverage

355. Three Legacy Eldorado Insurers expressly sublimited the amount of “Communicable Disease” covered under the Policy Forms. The Interstate Policy No. RTX200014519, ACE Policy No. CX D37839279 008 and Westchester Policy No. D36053422 013 all provide:

This policy covers the following loss if, directly resulting from the actual or suspected presence of a communicable disease, the Insured’s premises are totally or partially closed at the direction of The National Center for Disease Control and/or the applicable state, city or municipal department of public health (“Public Authority Order”): … 3. The actual loss sustained by the Insured of business income or gross profits, as defined and covered elsewhere in this Policy, and the extra expense incurred by the Insured, as defined and covered elsewhere in this Policy, resulting from the suspension of the Insured’s operations during the Communicable Disease Period of Recovery, including cancellation of or inability to accept bookings for accommodations and/or a cessation or diminution of trade due to a loss of potential customers.

There is a $1,000,000 sublimit for this coverage in each policy.

356. COVID-19 is a communicable disease caused by SARS-CoV-2. The actual presence of COVID-19 at the Covered Properties has been confirmed, as numerous Caesars employees and guests have tested positive for COVID-19.

357. The actual or suspected presence of COVID-19 has caused Caesars’ Covered Properties to totally or partially close at the direction of state departments of public health and other civil authorities, thereby triggering coverage under these policies’ Communicable Disease Additional Coverage Endorsement.

The Defendant All Risk Insurers Improperly Fail to Pay Caesars’ Claim or Render a Determination in Favor of Coverage

358. Caesars provided timely notice to the Defendant All Risk Insurers that it was presenting a claim to recover its Losses under the All Risk Policies, beginning on the date of the closure for each of the Covered Properties.

359. On or about April 14, 2020, Legacy Eldorado tendered notice to its All Risk Insurers, stating:

this will provide notice of a Claim . . . for losses caused by the COVID-19 Pandemic and the related government shutdowns under the referenced Policies. . . . The closures and economic shutdown pursuant to the government directives and orders resulting from the

COVID-19 pandemic and related events have prevented [Legacy] Eldorado’s ability to operate resulting in catastrophic losses. . . .

360. On or about May 20, 2020, Legacy Caesars tendered notice to its All Risk Insurers, stating:

[t]his will provide notice of loss . . . for direct physical loss or damage caused by the COVID-19 pandemic under the referenced policy, and any other applicable issued policies. . . . The closures and economic shutdown pursuant to government directives and orders resulting from the pandemic and related events have caused loss or damage to all aspects of business property, preventing [Legacy Caesars’] ability to operate and resulting in catastrophic loss. . . .

361. Defendant Hallmark responded on June 9, 2020 (to Legacy Caesars) and on June 10, 2020 (to Legacy Eldorado), reserving all of its rights and repudiating coverage, stating that “it does not appear there has been direct physical loss or damage to any covered property.”

362. On information and belief, the Defendant Legacy Eldorado All Risk Insurers retained Sedgwick—a third-party administrator—to investigate and adjust Caesars’ claim.

363. On information and belief, the Defendant Legacy Caesars All Risk Insurers retained McLarens—a third-party administrator—to investigate and adjust Caesars’ claim.

364. Sedgwick and McLarens sent Caesars letters, representing that their investigation of Caesars’ claim was “ongoing” and requested substantial information from Caesars related to its claim.

365. In response, Caesars provided answers to McLarens and Sedgwick’s questions and confirmed it would cooperate with the Defendant All Risk Insurers in a reasonable, good-faith investigation and adjustment of the claim, provided the parties first agree on the scope and nature of the coverage provided. However, if the All Risk Insurers would not agree as a threshold that the damage or loss caused by SARS-CoV-2 and/or COVID-19 would be covered, it would not be productive to incur the significant cost, time, and delay to adjust the claim given the parties’ fundamental disagreement on the scope of coverage.

366. Accordingly, Caesars requested that the Defendant All Risk insurers (i) confirm coverage in line with the provisions enumerated above and (ii) make an immediate advance partial payment of loss totaling $100 million (for Legacy Caesars All Risk Insurers) and $30 million (for Legacy Eldorado All Risk Insurers) under the All Risk Policies while the claim is adjusted, as a show of good faith.

367. The Legacy Caesars Policy Form requires the Legacy Caesars All Risk Insurers to pay a partial payment of claim within fourteen days of receipt of a partial proof of loss from Caesars. Exhibit 2 § III.4

368. Caesars concurrently provided the Defendant All Risk Insurers with an interim proof of loss on March 4, 2021, even though Caesars’ losses were ongoing and still being assessed.

369. The Defendant All Risk Insurers stonewalled—failing to confirm coverage and failing to provide an advance payment in any amount. Despite Caesars paying the Defendant All Risk Insurers tens of millions in premiums, the Defendant All Risk Insurers refused to accept coverage or pay a single penny of Caesars’ losses.

370. On March 15, 2020, Caesars again wrote to the Defendant All Risk Insurers through McLarens and Sedgwick, encouraging the Defendant All Risk Insurers to reconsider their position, acknowledge their coverage obligations and work cooperatively with Caesars to adjust and pay its claim. As a result, Caesars has timely performed all conditions required under the All Risk Policies.

371. However, the Defendant All Risk Insurers have not lived up to their end of the bargain and their failure to pay any portion of the claim has caused Caesars to suffer and continue to suffer significant damages. Thus, to protect its rights and obtain the benefit of the insurance coverage it purchased, Caesars brings this lawsuit.

FIRST CAUSE OF ACTION

(Declaratory Relief)

372. Caesars incorporates by reference the foregoing paragraphs.

373. Each of the respective All Risk Policies are valid and enforceable contracts between Caesars and each of the Defendant All Risk Insurers.

374. An actual controversy presently exists between Caesars and each of the Defendant All Risk Insurers regarding the obligations to Caesars under their respective All Risk Policies.

375. Pursuant to the Nevada Uniform Declaratory Judgment Act (NRS 30.010 et seq.), Caesars seeks an order declaring the parties’ rights and duties under the All Risk Policies.

376. Caesars has timely performed all conditions required under the All Risk Policies, including by providing prompt notice of its losses associated with SARS-CoV-2 and/or COVID-19.

377. The damage or loss at the Covered Properties, along with the resulting business interruption and other time element losses suffered by Caesars, are covered under the All Risk Policies. Nevertheless, Caesars is informed and believes, and thereupon alleges, that the Defendant All Risk Insurers contend they are not obligated to pay for these losses.

378. Accordingly, pursuant to the Nevada Uniform Declaratory Judgment Act, this Court should enter a declaratory judgment in favor of Caesars and against the Defendant All Risk Insurers, declaring that Caesars’ losses resulting from the physical loss or damage, either at or within five miles of Caesars’ Covered Properties, associated with SARS-CoV-2 and/or COVID-19 are covered by the All Risk Policies and that the Defendant All Risk Insurers are obligated to pay for such losses (consistent with the participation of their respective All Risk Policies) under implicated coverages including, but not limited to:

i.	Business Interruption/Loss of Profit;

ii.	Civil or Military Authority;

iii.	Closure by Casino Control Commissioner or equivalent;

iv.	Special Perils Business Interruption Coverage;

v.	Extra Expense;

vi.	Attraction Properties;

vii.	Ingress/Egress;

viii.	Leasehold Interest;

ix.	Rental Value and Rental Income;

x.	Royalties;

xi.	Miscellaneous Unnamed Locations; and/or

xii.	Professional Fees/Loss Adjustment Expense.

SECOND CAUSE OF ACTION

(Breach of Contract)

379. Caesars incorporates by reference the foregoing paragraphs.

380. Each of the respective All Risk Policies are valid and enforceable contracts between Caesars and the Defendant All Risk Insurers.

381. Caesars has timely performed all conditions required under the All Risk Policies, including by paying the required premiums and providing notice of the damage or loss to their properties associated with SARS-CoV-2 and/or COVID-19.

382. Defendant All Risk Insurers have materially breached their obligations under their respective All Risk Policies by failing to acknowledge coverage and pay for Caesars’ losses.

383. As a direct and proximate result of the Defendant All Risk Insurers’ breach, Caesars has sustained continuing losses, including interest thereon, and reasonable attorneys’ fees and costs that Caesars will continue to incur. To date, these estimated amounts total more than $2 billion, with the exact amount to be proven at trial.

THIRD CAUSE OF ACTION

(Violations of the Nevada Unfair Claims Practices Act, NRS 686A.310)

384. Caesars incorporates by reference the foregoing paragraphs.

385. It is an improper and unfair claims practice for an insurer transacting business in Nevada to engage in certain activities in violation of NRS 686A.310, also known as the Nevada Unfair Claims Practices Act (the “Act”).

386. On information and belief, the Defendant All Risk Insurers violated the Act by, among other things, failing to adopt and implement reasonable standards for the prompt investigation and processing of claims.

387. On information and belief, the Defendant All Risk Insurers violated the Act by, among other things, failing to effectuate prompt, fair and equitable settlements of claims in which its liability has become reasonably clear.

388. On information and belief, the Defendant All Risk Insurers violated the Act by, among other things, misrepresenting and failing to disclose all pertinent benefits, coverages and other provisions of the insurance policy, and indeed, advising Caesars that its claim for coverage was unsupported.

389. On information and belief, the Defendant All Risk Insurers, by acting as alleged above, consciously and without cause disregarded Caesars’ rights during a time of crisis as Caesars sustained substantial losses.

390. As a direct and proximate result of the Defendant All Risk Insurers’ conduct, Caesars has suffered and will continue to suffer damages in excess of $15,000.00, in an amount to be determined at trial, plus consequential damages, attorneys’ fees, and pre- and post-judgment interest to the extent permitted by law.

PRAYER FOR RELIEF

WHEREFORE, Caesars prays for judgment against the All Risk Insurers as follows:

1.	On the First Cause of Action, Caesars prays:

a.

For an order declaring that Caesars’ losses resulting from the physical loss or damage, either at or within five miles of Caesars’ Covered Properties, associated with SARS-CoV-2 and/or COVID-19 are covered under the All Risk Policies, and that the Defendant All Risk Insurers are obligated to pay for those losses; and

b.	For attorneys’ fees and costs, and such other relief as the Court deems just and proper.

2.	On the Second Cause of Action, Caesars prays:

a.	For an order declaring that the Defendant All Risk Insurers have breached their obligations under the All Risk Policies; and

b.	For compensatory damages in excess of $15,000, in an amount to be determined at trial, including interest thereon, and attorneys’ fees, costs and expenses; and

c.	For such other and further relief the Court deems just and proper.

3.	On the Third Cause of Action, Caesars prays:

a.	For an order declaring that the Defendant All Risk Insurers’ conduct violates the Nevada Unfair Claims Practices Act, NRS 686A.310; and

b.

For damages in an amount in excess of $15,000, in an amount to be determined at trial, plus consequential damages, attorneys’ fees, punitive damages, and pre- and post-judgment interest to the extent permitted by law.

4.

For all Causes of Action, all pre-judgment and post-judgment interest as allowed by law and all of Caesars’ costs incurred as a consequence of having to prosecute this lawsuit, including attorneys’ fees and such other and further relief as the Court deems just and proper.

JURY DEMAND

In accordance with NRCP 38(b) Caesars demands a trial by jury on all issues so triable.

Dated: March 19, 2021

BROWNSTEIN HYATT FARBER SCHRECK, LLP

By: /s/ Frank M. Flansburg III

FRANK M. FLANSBURG III, ESQ.

Nevada Bar No. 6974

CONNOR H. SHEA, ESQ.

Nevada Bar No. 14616

100 North City Parkway, Suite 1600

Las Vegas, NV 89106-4614

LATHAM & WATKINS LLP

BROOK B. ROBERTS, ESQ.

(Pro Hac Vice forthcoming)

brook.roberts@lw.com

JOHN M. WILSON, ESQ.

(Pro Hac Vice forthcoming)

john.wilson@lw.com

STEVEN B. LESAN, ESQ.

(Pro Hac Vice forthcoming)

steven.lesan@lw.com

JOHN D. NIEMEYER, ESQ.

(Pro Hac Vice forthcoming)

john.niemeyer@lw.com

ERIN M. HALLAGAN, ESQ.

(Pro Hac Vice forthcoming)

erin.hallagan@lw.com

12670 High Bluff Drive

San Diego, California 92130

GARRETT LONG, ESQ.

(Pro Hac Vice forthcoming)

garrett.long@lw.com

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Co-Attorneys for Plaintiff